                                                                    EXHIBIT 10.9


                           REVOLVING CREDIT AGREEMENT

                                      among

                      PAN PACIFIC RETAIL PROPERTIES, INC.,
                                   as Borrower

          CERTAIN SUBSIDIARIES OF PAN PACIFIC RETAIL PROPERTIES, INC.,
                                  as Guarantors

                          THE LENDERS IDENTIFIED HEREIN

                                       and

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,


                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,

                        U.S. BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

              DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                         GUARANTY FEDERAL BANKS, F.S.B.,
                                       and
                             WELLS FARGO BANK, N.A.,
                                  as Co-Agents



                                November 13, 2000



                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
SECTION 1  DEFINITIONS AND ACCOUNTING TERMS.................................................        1
        1.1  Definitions....................................................................        1
        1.2  Computation of Time Periods and Other Definition Provisions....................       24
        1.3  Accounting Terms...............................................................       24
        1.4  Joint Venture Investments......................................................       24
        1.5  Time...........................................................................       24

SECTION 2  CREDIT FACILITY..................................................................       25
        2.1  Loans..........................................................................       25
        2.2  Letter of Credit Subfacility...................................................       28

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.....................       34
        3.1  Interest.......................................................................       34
        3.2  Place and Manner of Payments...................................................       34
        3.3  Prepayments....................................................................       34
        3.4  Fees...........................................................................       36
        3.5  Payment in full at Maturity....................................................       37
        3.6  Computations of Interest and Fees..............................................       37
        3.7  Pro Rata Treatment.............................................................       38
        3.8  Sharing of Payments............................................................       38
        3.9  Capital Adequacy...............................................................       39
        3.10 Inability To Determine Interest Rate...........................................       39
        3.11 Illegality.....................................................................       40
        3.12 Requirements of Law............................................................       40
        3.13 Taxes..........................................................................       41
        3.14 Compensation...................................................................       42
        3.15 Determination and Survival of Provisions.......................................       43

SECTION 4  GUARANTY.........................................................................       43
        4.1  Guaranty of Payment............................................................       43
        4.2  Obligations Unconditional......................................................       44
        4.3  Modifications..................................................................       44
        4.4  Waiver of Rights...............................................................       45
        4.5  Reinstatement..................................................................       45
        4.6  Remedies.......................................................................       45
        4.7  Limitation of Guaranty.........................................................       46
        4.8  Rights of Contribution.........................................................       46

SECTION 5  CONDITIONS PRECEDENT.............................................................       46
        5.1  Closing Conditions.............................................................       46
        5.2  Conditions to All Extensions of Credit.........................................       52

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................................       52

        6.1  Organization and Good Standing.................................................       52
        6.2  Due Authorization..............................................................       53
        6.3  Enforceable Obligations........................................................       53
        6.4  No Conflicts...................................................................       53
        6.5  Consents.......................................................................       53
        6.6  Financial Condition............................................................       53
        6.7  No Material Change.............................................................       54
        6.8  Disclosure.....................................................................       54
        6.9  No Default.....................................................................       54
        6.10 Litigation.....................................................................       54
        6.11 Taxes..........................................................................       54
        6.12 Compliance with Law............................................................       55
        6.13 Licenses, etc..................................................................       55
        6.14 Ownership of Collateral; Liens.................................................       55
        6.15 Insurance......................................................................       55
        6.16 Use of Proceeds................................................................       55
        6.17 Government Regulation..........................................................       55
        6.18 No Burdensome Restrictions.....................................................       56
        6.19 Compliance with ERISA..........................................................       56
        6.20 Environmental Matters..........................................................       58
        6.21 Organization Structure/Subsidiaries............................................       59
        6.22 Properties.....................................................................       59
        6.23 Solvency.......................................................................       59

SECTION 7  AFFIRMATIVE COVENANTS............................................................       60
        7.1  Information Covenants..........................................................       60
        7.2  Financial Covenants............................................................       63
        7.3  Preservation of Existence......................................................       64
        7.4  Maintenance of Assets..........................................................       64
        7.5  Insurance......................................................................       64
        7.6  Performance of Obligations.....................................................       65
        7.7  Compliance with Law............................................................       65
        7.8  Payment of Taxes and Other Indebtedness........................................       65
        7.9  Books and Records..............................................................       65
        7.10 Audits/Inspections.............................................................       65
        7.11 Use of Proceeds................................................................       66
        7.12 Additional Credit Parties......................................................       66
        7.13 Distributions from Down-REITs..................................................       66
        7.14 Consents.......................................................................       66

SECTION 8  NEGATIVE COVENANTS...............................................................       67
        8.1  Indebtedness...................................................................       67
        8.2  Liens..........................................................................       67
        8.3  Nature of Business.............................................................       68
        8.4  Consolidation and Merger.......................................................       68
        8.5  Sale or Lease of Assets........................................................       68
        8.6  Investments....................................................................       69

        8.7   Restricted Payments............................................................      69
        8.8   Transactions with Affiliates...................................................      69
        8.9   Fiscal Year; Organizational Documents..........................................      69
        8.10  No Limitations.................................................................      69
        8.11  Other Negative Pledges.........................................................      70
        8.12  Construction and Development...................................................      70

SECTION 9  EVENTS OF DEFAULT.................................................................      70
        9.1   Events of Default..............................................................      70
        9.2   Acceleration; Remedies.........................................................      73
        9.3   Allocation of Payments After Event of Default..................................      75

SECTION 10  AGENCY PROVISIONS................................................................      76
        10.1  Appointment....................................................................      76
        10.2  Delegation of Duties...........................................................      76
        10.3  Exculpatory Provisions.........................................................      77
        10.4  Reliance on Communications.....................................................      77
        10.5  Notice of Default..............................................................      78
        10.6  Non-Reliance on Administrative Agent and Other Lenders.........................      78
        10.7  Indemnification................................................................      79
        10.8  Administrative Agent in Its Individual Capacity................................      79
        10.9  Successor Agent................................................................      80

SECTION 11  MISCELLANEOUS....................................................................      80
        11.1  Notices........................................................................      80
        11.2  Right of Set-Off, Automatic Debits.............................................      81
        11.3  Benefit of Agreement...........................................................      81
        11.4  No Waiver; Remedies Cumulative.................................................      84
        11.5  Payment of Expenses; Indemnification...........................................      84
        11.6  Amendments, Waivers and Consents...............................................      85
        11.7  Counterparts/Telecopy..........................................................      86
        11.8  Headings.......................................................................      86
        11.9  Defaulting Lender..............................................................      86
        11.10 Survival of Indemnification and Representations and Warranties.................      86
        11.11 Governing Law..................................................................      86
        11.12 Waiver of Jury Trial; Waiver of Consequential Damages..........................      87
        11.13 Severability...................................................................      87
        11.14 Entirety.......................................................................      87
        11.15 Binding Effect.................................................................      87
        11.16 Confidentiality................................................................      88
        11.17 Further Assurances.............................................................      89

SCHEDULES

Schedule 1.1(a)       Commitment Percentages
Schedule 1.1(b)       Down-REITs
Schedule 2.2          Existing Letters of Credit
Schedule 6.5          Consents
Schedule 6.21         Organization Structure/Subsidiaries
Schedule 6.22         Properties
Schedule 11.1         Notices


EXHIBITS

Exhibit 2.1(b)        Form of Notice of Borrowing
Exhibit 2.1(e)        Form of Notice of Continuation/Conversion
Exhibit 2.1(g)        Form of Note
Exhibit 2.2           Form of Notice of Letter of Credit
Exhibit 7.1(c)        Form of Officer's Certificate
Exhibit 7.1(d)        Form of Borrowing Base Certificate
Exhibit 7.12          Form of Joinder Agreement
Exhibit 11.3          Form of Assignment Agreement

                                                              OBLIGOR # 00224394

                           REVOLVING CREDIT AGREEMENT


        THIS REVOLVING CREDIT AGREEMENT (this "Credit Agreement") is entered into as of November 13, 2000 among PAN PACIFIC RETAIL PROPERTIES, INC., a Maryland corporation (the "Borrower"), certain Subsidiaries of the Borrower as Guarantors, the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Administrative Agent"), FIRST UNION NATIONAL BANK, as Syndication Agent, U.S. BANK, NATIONAL ASSOCIATION, as Documentation Agent, and Dresdner Bank AG, New York and Grand Cayman Branches, Guaranty Federal Bank, F.S.B. and Wells Fargo Bank, N.A., as Co-Agents.

                                    RECITALS

        WHEREAS, the Borrower has requested that the Lenders provide it with a revolving credit facility for the purposes set forth herein;

        WHEREAS, the Guarantors will benefit, directly or indirectly, from such revolving credit facility and, therefore, are willing to provide credit support for the obligations incurred thereunder; and

        WHEREAS, the Lenders have agreed to make the requested revolving credit facility available to the Borrower on the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 DEFINITIONS.

        As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

             "Actual Debt Service" means for any period, without duplication, the sum of (a) Consolidated Interest Expense, plus (b) subject to
        Section 1.4, the aggregate amount of all principal and other payments due during such period with respect to Indebtedness of the Combined Parties (excluding, however, any principal "balloon payments" paid or payable by any member of the Consolidated Group during such period), plus (c) cash dividends paid on any preferred stock of the Borrower.

             "Adjusted Base Rate" means the Base Rate plus the Applicable Percentage.

             "Adjusted Current Value" means, for any Property, as of any date, the quotient of (a) Net Operating Income for such Property as of such date divided by (b) the Applicable Cap Rate; provided, however, that if the Administrative Agent has not received quarterly operating statements for such Property for each of the immediately preceding four calendar quarters (due to the fact that the applicable Combined Party has owned such Property for less than four calendar quarters), then the "Adjusted Current Value" for such Property shall be the lesser of (i) the Adjusted Current Value as calculated above, or (ii) the purchase price paid by the applicable Combined Party (or by any predecessor thereto) upon acquiring such Property, net of all brokerage commissions, finder's fees and other closing costs or expenses incurred by such Combined Party in connection with the acquisition of such Property.

             "Adjusted EBITDA" means, for any period, with respect to the Combined Parties, an amount equal to:

                    (a) Consolidated Net Income for such period excluding the
             effect of any extraordinary or other non-recurring gains (including, without limitation, any gain from the sale of property not in the ordinary course of business) and any extraordinary or other non-recurring losses; plus

                    (b) amounts which in the determination of Consolidated Net
             Income for such period have been deducted for:

                         (i) Consolidated Interest Expense for such period,

                         (ii) total federal, state, foreign or other income or
                    franchise taxes for such period,

                         (iii) depreciation,

                         (iv) amortization, and

                         (v) other non-cash charges and expenses; plus

                    (c) an amount equal to the sum of (i) without duplication, net income for such period (as determined in accordance with GAAP) from all Combined Parties other than members of the Consolidated Group but only to the extent of the aggregate ownership interests of the members of the Consolidated Group in such Combined Parties and (ii) Investments by members of the Consolidated Group in such Combined Parties made during such period; minus

                    (d) an amount equal to the greater of (i) $0.25 times the
             monthly weighted average aggregate net rentable square footage of all Properties of the Consolidated Group for such period and (ii) all actual Capital Expenditures made by the Consolidated Group for all Properties of the Consolidated Group during such period; minus

                    (e) the sum of (i) without duplication, net losses (as
             determined in accordance with GAAP) of the Combined Parties other than members of the Consolidated Group but only to the extent of the aggregate ownership interests of the members of the Consolidated Group in such Combined Parties and (ii) dividends, distributions, loan payments and other cash returns on Investments made by members of the Consolidated Group in such Combined Parties.

             "Adjusted LIBOR Rate" means the LIBOR Rate plus the Applicable Percentage.

             "Administrative Agent" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

             "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation, partnership, limited liability company or real estate investment trust if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the Voting Stock of such corporation or to vote 10% or more of the ownership interests of such partnership, limited liability company, or real estate investment trust or (ii) to direct or cause direction of the management and policies of such corporation, partnership, limited liability company or real estate investment trust, whether through the ownership of Voting Stock, as managing or general partner, by contract or otherwise.

             "Agency Services Address" means Bank of America, N.A./Loan Administration, 5 Park Plaza, Suite 500, Irvine, California 92614,
        Attention: Nancy Miller, or such other address as may be identified by written notice from the Administrative Agent to the Borrower and the Lenders.

             "Agent-Related Person" means the Administrative Agent, together with its Affiliates, including the Arranger, and their respective officers, directors, employees, agents, counsel and attorneys-in-fact.

             "Aggregate Adjusted Current Value" means, as of any date of determination, the sum of the Adjusted Current Values as of such date for all Properties owned by the Consolidated Group.

             "Applicable Cap Rate" means 9.50% for all Properties; provided, however, that the Required Lenders shall have the right, at the end of any calendar year, to review and adjust, in their reasonable discretion, the Applicable Cap Rate, which change shall become effective immediately upon written notice by the Administrative Agent to the Borrower.

             "Applicable Percentage" means, for Loans and Facility Fees, the appropriate applicable percentages corresponding to the Debt Ratings of the Borrower in effect as of the most recent Calculation Date as shown below:

                                                         Applicable Percentages for Loans       Applicable
     Pricing             Debt Ratings                    --------------------------------     Percentage for
      Level              (S&P/Moody's)                     LIBOR Loans   Base Rate Loans      Facility Fees
      -----              -------------                   --------------  ----------------     -------------
        I     greater than or equal to A- from S&P/            .80%            0%                 .15%
             greater than or equal to A3 from Moody's

       II   less than A- but greater than or equal to          .90%            0%                 .20%
              BBB+ from S&P/less than A3 but greater
                than or equal to Baa1 from Moody's

      III   less than BBB+ but greater than or equal to        1.00%            0%                 .20%
              BBB from S&P/less than Baa1 but greater
                 than or equal to Baa2 from Moody's

       IV   less than BBB but greater than or equal to         1.10%            0%                 .20%
             BBB- from S&P/less than Baa2 but greater
                than or equal to Baa3 from Moody's

        V    less than BBB- from S&P/less than Baa3            1.35%          .25%                 .25%
                  from Moody's/unrated by both
                        S&P and Moody's


             If at any time there is a split in the Borrower's Debt Ratings between S&P and Moody's, the Applicable Percentages shall be determined by the lower of the two Debt Ratings (i.e. the higher pricing). If the Borrower has received a Debt Rating from either S&P or Moody's, but not both, the Applicable Percentages shall be determined by the one Debt Rating in effect.

             The Applicable Percentages for Loans and Facility Fees shall, in each case, be determined and adjusted on the date (each a "Calculation Date") (a) on which either Debt Rating of the Borrower is downgraded (i.e., so as to result in higher pricing) or (b) that is the first Business Day following the Administrative Agent's receipt of notice from the Borrower that either Debt Rating has been upgraded (i.e., so as to result in lower pricing). Each such Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans as well as any new Loans made.

             The Borrower shall immediately deliver to the Administrative Agent, at the address set forth on Schedule 11.1 and at the Agency Services Address, information regarding any change in either Debt Rating of the Borrower.

             "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

             "Asset Disposition" means the disposition of any or all of the assets (or the Capital Stock of a Subsidiary) of a member of the Consolidated Group, whether by sale, lease, transfer or otherwise.

             "Assignment Agreement" means any assignment agreement between an assigning

        Lender and an Eligible Assignee substantially in the form of Exhibit
        11.3.

             "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

             "Bank of America" means Bank of America, N.A., a national banking association.

             "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

             "BAS" means Banc of America Securities LLC or any successor thereto.

             "Base Rate" means, for any day, the rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

             "Base Rate Loan" means a Loan bearing interest based at a rate determined by reference to the Base Rate.

             "Big Box Facility" means a single-tenant, free-standing retail real estate facility with at least 20,000 square feet of net rentable space.

             "Borrower" means Pan Pacific Retail Properties, Inc., a Maryland corporation.

             "Borrowing Base" means, as of any date of calculation, the sum of:

                    (a) the product of (i) the aggregate Adjusted Current Values for all Borrowing Base Income Properties multiplied by (ii) .50;
             plus

                    (b) the product of (i) the aggregate cash Investments by the
             Consolidated Group in all Borrowing Base Development Properties multiplied by (ii) .50;

             provided that (v) Borrowing Base Income Properties that are Reduced Lease Rate Income Properties shall not account for more than 15% of the Borrowing Base; (w) Borrowing Base Income Properties that are Big Box Facilities leased to Raley's shall not account for more than 5% of the Borrowing Base; (x) Borrowing Base Income Properties that are Big Box Facilities leased to Persons other than Raley's shall not account for more than 10% of the Borrowing Base; (y) Borrowing Base Development Properties shall not account for more than 10% of the Borrowing Base; and (z) Borrowing Base Properties owned by Down-REITs shall not account for more than 7.5% of the Borrowing Base.

             "Borrowing Base Certificate" means a certificate setting forth the calculation of the

        Borrowing Base substantially in the form of Exhibit 7.1(d).

             "Borrowing Base Development Property" means any Development Property that is designated by the Borrower in a Borrowing Base Certificate as a Borrowing Base Property.

             "Borrowing Base Income Property" means any Income Property that is designated by the Borrower in a Borrowing Base Certificate as a Borrowing Base Property.

             "Borrowing Base Property" means any Income Property or any Development Property designated by the Borrower in a Borrowing Base Certificate to be included in the calculation of the Borrowing Base; provided (a) (i) if no Default or Event of Default would be caused thereby and (ii) the Borrower complies with Section 3.3(b)(i), the Borrower may add or remove Properties as Borrowing Base Properties at any time and from time to time upon delivery of a Borrowing Base Certificate to the Administrative Agent and (b) on and as of any date that a Property fails to qualify as a Borrowing Base Property, it shall immediately be deemed excluded from the Borrowing Base for all purposes hereof.

             "Bridge Facility" means that certain $100 million 364-day term credit facility, dated as of the Closing Date, among the Borrower, the Guarantors, the Administrative Agent and any other lenders that may be party thereto.

             "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Los Angeles, California; provided that in the case of LIBOR Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

             "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

             "Capital Expenditures" means all actual expenditures of any Person for replacements and substitutions of improvements to any Property that, in accordance with GAAP, would be classified on the balance sheet of such Person as Capital Expenditures, including, without limitation, Capital Leases.

             "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of such Person.

             "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general, limited or operating partnership units), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

             "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time and demand deposits and certificates of deposit of (i) any Lender or any of its Affiliates, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

             "Change of Control" means either of the following events:

                    (a) other than Revenue Properties (U.S.), Inc., a Delaware corporation, any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 20% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                    (b) during any period of two consecutive calendar years,
             individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

             "Closing Date" means the date hereof.

             "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

             "Collateral" has the meaning set forth in the Pledge Agreement.

             "Combined Parties" means the Credit Parties and their Subsidiaries and all joint ventures or general or limited partnerships to which a Credit Party or one of its Subsidiaries is a party.

             "Commitment" means, with respect to each Lender, such Lender's Commitment Percentage of the Revolving Committed Amount and "Commitments" means, collectively, the sum of each Lender's Commitment.

             "Commitment Percentage" means, for each Lender, the percentage identified as its Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with an increase in the Revolving Committed Amount in accordance with the provisions of Section 2.1(h) or increased or decreased as a result of any assignment made in accordance with the provisions of Section 11.3.

             "Consolidated Group" means the Credit Parties and all Subsidiaries of the Credit Parties, the financial statements of whom are consolidated with those of the Borrower in accordance with GAAP.

             "Consolidated Interest Expense" means, for any period, subject to
        Section 1.4, the interest expense of the Combined Parties (including, without limitation, imputed interest on Capital Leases, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discounts or premiums, if any, and all non-cash interest expense).

             "Consolidated Net Income" means, for any period, subject to Section 1.4, the net income (or loss) of the Combined Parties.

             "Consolidated Tangible Net Worth" means, as of any date of calculation, an amount equal to (a) total assets of the Consolidated Group as determined in accordance with GAAP minus (b) the amount of intangible assets of the Consolidated Group as determined in accordance with GAAP, including, without limitation, deferred costs associated with goodwill, intellectual property, franchises, organizational expenses, deferred financing charges, debt acquisition costs, start-up costs, pre-opening costs, prepaid pension costs or any other deferred charges minus (c) the total liabilities of the

        Consolidated Group as determined in accordance with GAAP.

             "Credit Documents" means this Credit Agreement, the Pledge Agreement, any Uniform Commercial Code financing statements, the Notes, any Notice of Borrowing, any Notice of Continuation/Conversion and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

             "Credit Exposure" has the meaning set forth in the definition of Required Lenders in this Section 1.1.

             "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

             "Debt Rating" means, as to any Person, the long-term, senior, unsecured, non-credit enhanced debt rating of such Person from S&P or Moody's.

             "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

             "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased),
        (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or
        (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

             "Development Property" means any Property (other than an Income Property) currently under development or construction that satisfies the following conditions:

                    (a) such Property is an Unencumbered Property;

                    (b) such Property is, or will be, a multi-tenant retail
             shopping center where the anchor tenant either (i) is Raley's or
             (ii) has a Debt Rating of BBB- or better from S&P and/or Baa3 or better from Moody's;

                    (c) such Property is owned 100% in fee by (i) the Borrower or (ii) a Guarantor;

                    (d) there is no existing or threatened violation of any
             applicable Environmental Law with respect to such Property; and

                    (e) at least 50% of the pro forma base rental gross income for such Property is represented by executed leases with Persons other than the Combined Parties or Affiliates of the Combined Parties; and

                    (f) such Property has not been a Borrowing Base Property for more than 18 months.

             "Dollars" and "$" means dollars in lawful currency of the United States of America.

             "Down-REITs" means those real estate investment trusts set forth on
        Schedule 1.1(b); provided that each such Down-REIT: (a) is a non-wholly owned Subsidiary of the Borrower, (b) is subject to full management control by the Borrower, including, without limitation, full discretion by the Borrower as to the distribution of funds from and the sale of Properties of such Down-REIT, and (c) is a member of the Consolidated Group.

             "Effective Date" means the date on which the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

             "Eligible Assignee" means (a) any Lender or any Affiliate or Subsidiary of a Lender (without the approval or consent of any other Person) and (b) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of an Event of Default and (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been received by the Borrower.

             "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial or private in nature arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

             "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of surface water and groundwater from contamination with Hazardous Materials, (b) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (c) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq.,

        Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

             "Equity Issuance" means any issuance by a member of the Consolidated Group to any Person of (a) shares of its Capital Stock or other equity interests, (b) any shares of its Capital Stock or other equity interests pursuant to the exercise of options (other than stock issued to employees and directors pursuant to employees or directors stock option plans) or warrants or (c) any shares of its Capital Stock or other equity interests pursuant to the conversion of any debt securities to equity.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

             "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with a member of the Consolidated Group within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes a member of the Consolidated Group and which is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code.

             "ERISA Event" means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower, any member of the Consolidated Group or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Plan by the PBGC under
        Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of the Borrower, any member of the Consolidated Group or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

             "Event of Default" means any of the events or circumstances described in Section 9.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

             "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of December 20, 1999, among the Borrower, the "Banks" identified therein and Bank of America as administrative agent.

             "Existing Letters of Credit" means the Letters of Credit set forth on Schedule 2.2 as described by date of issuance, letter of credit number, stated amount, name of beneficiary and date of expiry.

             "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender) or the issuance of, or participation in, a Letter of Credit by such Lender.

             "Facility Availability" means, as of any date of calculation, the difference of (a) the Borrowing Base minus (b) the amount of Unsecured Debt outstanding as of such date, including Unsecured Debt outstanding under the Bridge Facility but excluding Loans and Letters of Credit outstanding under this Credit Agreement.

             "Facility Fees" has the meaning set forth in Section 3.4(a).

             "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

             "Fee Letter" means that certain letter agreement, dated as of November 13, 2000, between the Administrative Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

             "Fixed Charge Coverage Ratio" means, for any period, the ratio of
        (a) Adjusted EBITDA for the twelve month period ending on such date to
        (b) Actual Debt Service for the twelve month period ending on such date.

             "Funds From Operations", when used with respect to any Person, shall have the meaning given to such term in, and shall be calculated in accordance with, standards promulgated by the National Association of Real Estate Investment Trusts in effect from time to time.

             "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

             "Governmental Authority" means any Federal, state, local or provincial court or governmental agency, authority, instrumentality or regulatory body.

             "Guarantor" means (a) each Subsidiary of the Borrower that is the owner of a Borrowing Base Property as of the Closing Date and any other Combined Party that owns a Borrowing Base Property as of the Closing Date; provided that a Down-REIT shall not be required to become a Guarantor and (b) any such Person who may from time to time execute a Joinder Agreement (or otherwise consent in writing to becoming a Guarantor hereunder), as required by Section 7.12 or otherwise, in each case together with their successors and assigns.

             "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

             "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

             "Hedging Obligations" means, with respect to any Person, the net obligations of such Person pursuant to any interest rate hedging agreement or any foreign exchange contract, currency swap arrangement, or other similar agreement to which such Person is a party or of which such Person is a beneficiary.

             "Income Property" means any Property for which development and construction are complete and that satisfies the following conditions:

                    (a) such Property is an Unencumbered Property;

                    (b) such Property is (i) a multi-tenant retail shopping
             center or (ii) a Big Box Facility leased to (A) Raley's or (B) a tenant with a Debt Rating of BBB- or better from S&P and/or Baa3 or better from Moody's;

                    (c) such Property is owned 100% in fee by (i) the Borrower,
             (ii) a Guarantor, or (iii) a Down-REIT;

                    (d) there is no existing or threatened violation of any
             applicable Environmental Law with respect to such Property; and

                    (e) at least 90% of the net rentable square footage of such
             Property is leased to and occupied by tenants other than the Combined Parties or Affiliates of the Combined Parties; provided that such percentage may decrease to 85% (in such case, any such Income Property may be referred to herein as a "Reduced Lease Rate Income Property"), so long as such Reduced Lease Rate Income Property is not a Borrowing Base Property for more than six months.

             "Indebtedness" of any Person means, without duplication, subject to
        Section 1.4 (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than intercompany items or trade payables entered into in the ordinary course of business on ordinary terms); (c) all reimbursement or payment obligations with respect to Surety Instruments;
        (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (g) all Hedging Obligations; (h) the principal portion of all obligations of such Person under (1) Capital Leases, (2) any Synthetic Lease and (3) any forward purchase commitment or forward equity sale, (i) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (j) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP, (k) all indebtedness referred to in clauses (a) through (j) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (l) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. "Indebtedness" does not include, however, security deposits, accounts payable, accrued liabilities and any prepaid rents (as such terms are defined in accordance with GAAP). For the purposes of calculating Indebtedness, the amount of any contingent obligations with respect to Hedging Obligations, Surety Instruments or other Indebtedness shall be equal to the maximum reasonably anticipated liability in respect thereof.

             "Indemnified Liabilities" has the meaning set forth in Section
        11.5.

             "Interest Payment Date" means (a) as to Base Rate Loans, the first calendar day of each month and the Maturity Date, (b) as to any LIBOR Loan having an Interest Period of one month or less, the first calendar day of the next succeeding month following the last day of such Interest Period and the Maturity Date and (c) as to any LIBOR Loan having an Interest Period of more than one month, the first calendar day of each month, the first calendar day of the next succeeding month following the last day of such Interest Period, and the Maturity Date.

             "Interest Period" means, as to LIBOR Loans, a period of seven days or a period of one, two, three, four or six months' duration as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) no Interest Period shall end on a day which is not a Business Day, and (b) no Interest Period shall extend beyond the Maturity Date.

             "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, (including, without limitation, raw land, non-retail properties and minority interests in joint ventures) Capital Stock, bonds, notes, debentures or other securities of such other Person, (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person; provided that Investment shall not include any retail property that is a neighborhood retail shopping center.

             "IRS" means the Internal Revenue Service of the United States of America, or any successor agency thereof.

             "Issuing Lender" means Bank of America, any successor Administrative Agent or any other Lender designated by the Administrative Agent.

             "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(ii).

             "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

             "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

             "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 11.1, or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent.

             "Letter of Credit" means a letter of credit issued for the account of the Borrower by the Issuing Lender pursuant to Section 2.2 or any Existing Letter of Credit, as such letter of credit may be amended, modified, extended, renewed or replaced.

             "Letter of Credit Fees" has the meaning set forth in Section 3.4(b)(i).

             "Leverage Ratio" means the ratio of (a) total Indebtedness of the Consolidated Group to (b) Total Assets.

             "LIBOR Banking Day" means any Business Day on which banks are open for business in London, England.

             "LIBOR Base Rate" means the offered rate (determined solely by the Administrative Agent) for a period of time comparable to the number of days in the applicable Interest Period for deposits in Dollars, as shown on Telerate Page 3750 as of 11:00 a.m. London time two LIBOR Banking Days prior to the first day of the applicable Interest Period, or if Telerate Page 3750 is unavailable, the rate for such deposits determined by the Administrative Agent at such time based on such other published service of general application as shall be selected by the Administrative Agent for such purpose. The determination of the LIBOR Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error. "Telerate Page 3750" means the display designated as such on Teleratesystem Incorporated (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits).

             "LIBOR Loan" means a Loan bearing interest based at a rate determined by reference to the Adjusted LIBOR Rate.

             "LIBOR Rate" means, for each LIBOR Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                      LIBOR Rate    =              LIBOR Base Rate
                                            ----------------------------
                                            1 - LIBOR Reserve Percentage

             "LIBOR Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve

        System for Eurocurrency Liabilities, as defined in Regulation D. The Reserve Percentage shall be expressed as a decimal and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

             "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof.

             "Loans" means the revolving loans made to the Borrower pursuant to
        Section 2.1.

             "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

             "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus
        (b) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Lender but not theretofore reimbursed.

             "LOC Participants" means the Lenders.

             "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

             "Margin Increase" means, with respect to any Loan, the Applicable Percentage plus one-quarter of one percent (.25%).

             "Material Adverse Effect" means (a) a material adverse change in or effect upon the operations, business, properties, condition (financial or otherwise) or prospects of the Consolidated Group, taken as a whole,
        (b) a material impairment of the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Credit Parties of this Credit Agreement or any of the other Credit Documents.

             "Maturity Date" means January 1, 2004.

             "Minority Interests" means interests owned by Persons (other than a member of the Consolidated Group) in a Subsidiary of the Borrower in which less than 100% of the Capital Stock is owned by the members of the Consolidated Group.

             "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

             "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

             "Multiple Employer Plan" means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which a member of the Consolidated Group or any ERISA Affiliate and at least one employer other than a member of the Consolidated Group or any ERISA Affiliate are contributing sponsors.

             "Net Cash Proceeds" means the gross cash proceeds received from an Asset Disposition, Public Debt Issuance, Equity Issuance or Refinancing, in each case net of actual transaction costs paid or payable to third parties.

             "Net Operating Income" or "NOI" means, for any Property, subject to
        Section 1.4, as of any date and calculated on a cash basis, (a) the gross rental income of such Property for the immediately preceding four consecutive calendar quarters, minus (b) the aggregate amount of all actual operating expenses (excluding Capital Expenditures) for such Property during such period, minus (c) imputed Capital Expenditures in an amount equal to the greater of (i) the product of (A) the monthly weighted average net rentable square footage of such Property for such period times (B) $0.25 and (ii) the aggregate amount of all Capital Expenditures for such Property during such period; provided that, with respect to any Property owned by a Down-REIT, NOI for such Property owned by such Down-REIT for the purposes of calculating the Borrowing Base shall be NOI multiplied by the Borrower's percentage ownership interest in the applicable Down-REIT.

             In the event the Administrative Agent receives operating statements covering only a portion of the relevant four calendar quarter period (due to the fact that the Property has been owned for less than four calendar quarters), the Administrative Agent shall calculate Net Operating Income for such Property based on an annualization of the operating statements which have been provided, subject to such adjustments as the Administrative Agent deems appropriate in its sole discretion to accurately reflect anticipated annualized operating results. In the event (a) the Borrower has, within the two calendar quarters preceding the date of calculation, completed the build-out of additional in-line shop space or pad space on any Property, (b) such additional space has been leased to tenants who have commenced paying rent, are in occupancy and have opened for business in such space, and
        (c) the Administrative Agent determines that, as a result of the leasing of such additional space, annual Net Operating Income for such Property will increase by at least $250,000 for the following year, then Net Operating Income for such Property shall be calculated based upon the operating statement for such Property covering the most recently completed calendar quarter, subject to such adjustments as the Administrative Agent deems appropriate in its sole discretion to accurately reflect anticipated annualized operating results. In addition, the Administrative Agent may, in its sole discretion, reduce the Net Operating Income for any Property by the amount of rents attributable to any leases (i) which are in default or which have terminated or are otherwise no longer in effect, or (ii) which are otherwise unacceptable to the Administrative Agent in its sole discretion.

             For the purposes of calculating Net Operating Income for any Property acquired by a Combined Party as a result of the Western Acquisition, such Property shall be deemed to have been owned by such Combined Party for a period equal to (A) the amount of time Western or one of its Subsidiaries owned such Property prior to the Western Acquisition plus (B) the amount of time such Property has been owned by a Combined Party following the Western Acquisition.

             "Note" or "Notes" means the promissory notes of the Borrower in the form of Exhibit 2.1(g) in favor of each of the Lenders evidencing the Loans, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

             "Note Receivables" means any receivables owed to a member of the Consolidated Group other than accounts receivable in the ordinary course.

             "Notice of Borrowing" means a request by the Borrower for a Loan, in the form of Exhibit 2.1(b).

             "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing LIBOR Loan to a new Interest Period or to convert a LIBOR Loan to a Base Rate Loan or to convert a Base Rate Loan to a LIBOR Loan, in the form of Exhibit 2.1(e).

             "Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders, the Issuing Lender and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents to which a Credit Party is a party.

             "Other Taxes" has the meaning set forth in Section 3.13(b).

             "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in any Loans as provided in
        Section 3.8 or in any Letters of Credit or unreimbursed drawings thereunder as provided in Section 2.2.

             "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

             "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, REIT or other enterprise (whether or not incorporated), or any Governmental Authority.

             "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a member of the Consolidated Group or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

             "Plaza Escuela Note Receivable" means the account receivable of the Borrower evidenced by the promissory note of Plaza Escuela, LLC, dated as of December 31, 1999, in favor of Western and acquired by the Borrower pursuant to the Western Acquisition.

             "Pledge Agreement" means that certain Pledge Agreement dated as of the Closing Date, executed by the Borrower in favor of the Administrative Agent, for the benefit of the Lenders.

             "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina as its "prime rate". Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

             "Properties" means all real properties owned by the Combined
        Parties.

             "Public Debt Issuance" means the issuance of any Indebtedness for borrowed money by a member of the Consolidated Group, pursuant to a public debt offering.

             "Raley's" means Raley's, a California corporation.

             "Reduced Lease Rate Income Property" has the meaning set forth in the definition of "Income Property" in this Section 1.1.

             "Refinancing" means the incurrence of Indebtedness permitted hereunder in connection with the financing or refinancing of assets of any member of the Consolidated Group.

             "Register" has the meaning set forth in Section 11.3(c).

             "Regulation A, D, T, U or X" means Regulation A, D, O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

             "REIT" means a real estate investment trust as defined in Sections 856-860 of the Code.

             "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation or by the PBGC.

             "Required Lenders" means the Administrative Agent together with the Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 66-2/3 % of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Commitment of such Lender and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the stated amount of the outstanding Letters of Credit.

             "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

             "Revolving Committed Amount" means THREE HUNDRED MILLION DOLLARS ($300,000,000), as the same may be increased pursuant to Section 2.1(h) or reduced pursuant to Section 2.1(d).

             "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

             "Secured Debt" means all Indebtedness of the Consolidated Group that is secured by a Lien in favor of the creditor holding such Indebtedness; provided that any Indebtedness owed to the Lenders hereunder shall be considered to be Unsecured Debt even if a Lien has been granted in favor of the Lenders.

             "Secured Debt Ratio" means the ratio of (a) Secured Debt to (b) Aggregate Adjusted Current Value.

             "Securities Act" means the Securities Act of 1933, as amended, modified, succeeded or replaced from time to time, and the rules and regulations promulgated thereunder.

             "Senior Notes" means (a) those certain senior, unsecured 7.78% notes due 2004, in the aggregate principal amount of $50,000,000, issued by Western pursuant to that certain Indenture, dated as of February 24, 1994, between Western and Boatman's Trust Company, as trustee and (b) those certain senior, unsecured 7.1%, 7.2% and 7.3% notes due 2006, 2008 and 2010, respectively, in the aggregate principal amount of $75,000,000, issued by Western pursuant to that certain Indenture, dated as of September 1, 1997, between Western and The Bank of New York, as trustee.

             "Significant Acquisition" means the acquisition by any Credit Party of (a) all of the assets or Capital Stock of a Person or (b) a Property or portfolio of Properties, in each case where the purchase price of such assets, Capital Stock, Property or Properties exceeds 15% of "total assets" of the Consolidated Group, as determined in accordance with GAAP, as calculated immediately prior to such acquisition; provided that the Western Acquisition shall not be considered a Significant Acquisition.

             "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

             "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

             "Subsidiary" means, as to any Person, any corporation, partnership, association, joint venture, limited liability company, real estate investment or other trust or other entity more than 50% of whose Voting Stock (irrespective of whether or not at the time, any such Voting Stock shall have or might have voting power or control by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries.

             "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

             "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

             "Taxes" has the meaning set forth in Section 3.13(a).

             "Total Assets" means, as of any date of calculation, without duplication, subject to Section 1.4, the sum of (a) the Aggregate Adjusted Current Value plus (b) all cash and Cash Equivalents of the Consolidated Group plus (c) provided that no default has occurred and is continuing under the Plaza Escuela Note Receivable, the outstanding principal balance of the Plaza Escuela Note Receivable plus (d) all cash Investments as of such date by any member of the Consolidated Group in any Properties currently under development.

             "Unencumbered Debt Service Coverage Ratio" means the ratio of (a) the aggregate amount of NOI with respect to all Unencumbered Properties for the prior twelve month period to (b) Actual Debt Service with respect to Unsecured Debt for the prior twelve month period.

             "Unencumbered Properties" means all Properties that are not subject to a Lien other than (a) nonconsensual Liens of the type described in
        Section 8.2(a)(i) and (ii) and (b) Liens in favor of the Lenders.

             "Unsecured Debt" means the sum of all Indebtedness of the Consolidated Group that was incurred, and continues to be outstanding, without granting a Lien to the creditor holding such Indebtedness; provided that all Indebtedness of the Consolidated Group owing to the Lenders under this Credit Agreement shall be considered to be Unsecured Debt even if a Lien has been granted in favor of the Lenders.

             "Unsecured Debt Ratio" means the ratio of (a) Unsecured Debt to (b) the Adjusted Current Values of all Unencumbered Properties.

             "Voting Stock" means (a) with respect to a corporation, all classes of the Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors and (b) with respect to a partnership, association, joint venture, limited liability company, real estate investment or other trust or other entity, all Capital Stock of such entity entitled to exercise voting power or management control.

             "Western" means Western Properties Trust, a California real estate investment trust.

             "Western Acquisition" means the merger of Western with and into the Borrower pursuant to that certain Agreement and Plan of Merger, dated as of August 21, 2000, between the Borrower and Western, as such Agreement and Plan of Merger may be amended or modified.

             "Western Mortgage" means that certain Deed of Trust, Assignment of Rents and Security Agreement, dated as of April 15, 1994, of the Property known as Lakewood Village Shopping Center, located in Windsor, California, granted by LVI Partners, as trustor, to North Bay Title Company, as trustee, for the benefit of Lincoln National Life Insurance Company, as beneficiary.

        1.2 COMPUTATION OF TIME PERIODS AND OTHER DEFINITION PROVISIONS.

        For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

        1.3 ACCOUNTING TERMS.

        Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements described in Section 5.1(d)); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

        1.4 JOINT VENTURE INVESTMENTS.

        With respect to any ownership of a Property by a member of the Consolidated Group through an entity that is not wholly-owned, directly or indirectly by the Borrower, (a) Actual Debt Service, Adjusted EBITDA, Consolidated Interest Expense, Consolidated Net Income, NOI and Total Assets shall be calculated in accordance with such member of the Consolidated Group's ownership interest in such Person and (b) Indebtedness shall be calculated as follows: (i) if the Indebtedness of such Person is recourse to such member of the Consolidated Group, then the amount of such Indebtedness that is recourse to such member of the Consolidated Group, and (ii) if the Indebtedness of such Person is not recourse to such member of the Consolidated Group, then such member of the Consolidated Group's pro rata interest in such Indebtedness.

        1.5 TIME.

        All references to time herein shall be references to Pacific Standard Time or Pacific Daylight Time, as the case may be, unless specified otherwise.

                                    SECTION 2

                                 CREDIT FACILITY

        2.1 LOANS.

             (a) Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Loan" and collectively the "Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date or such earlier date if the Revolving Committed Amount has been terminated as provided herein; provided, however, that (i) the sum of the aggregate principal amount of Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount and (B) Facility Availability, (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Commitment. Subject to the terms of this Credit Agreement, the Borrower may borrow, repay and reborrow Loans.

             (b) Method of Borrowing for Loans. By no later than 9:00 a.m. (i) one Business Day prior to the date of the requested borrowing of Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Loans that will be LIBOR Loans, the Borrower shall submit a written Notice of Borrowing in the form of
        Exhibit 2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) whether such Loans shall be Base Rate Loans or LIBOR Loans, (C) with respect to Loans that will be LIBOR Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2. If the Borrower shall fail to specify (x) an Interest Period in the case of a LIBOR Loan, then such LIBOR Loan shall be deemed to have an Interest Period of one month or
        (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan.

             (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Commitment Percentage of the requested Loans available to the Administrative Agent by 11:00 a.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Loans will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office of the Administrative Agent, to the extent the amount of such Loans are made available to the Administrative Agent.

             No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

             (d) Reduction or Termination of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and
        (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount may not be reinstated except as permitted by Section 2.1(h). The Administrative Agent shall immediately notify the Lenders of any reduction in the Revolving Committed Amount.

             (e) Continuations and Conversions. The Borrower shall have the option, on any Business Day, to continue existing LIBOR Loans for a subsequent Interest Period, to convert Base Rate Loans into LIBOR Loans, or to convert LIBOR Loans into Base Rate Loans; provided, however, that
        (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.1(e), in compliance with the terms set forth below,
        (ii) except as provided in Section 3.11, LIBOR Loans may only be continued or converted on the last day of the Interest Period applicable thereto, (iii) LIBOR Loans may not be continued nor may Base Rate Loans be converted into LIBOR Loans during the existence and continuation of a Default or Event of Default, (iv) any request to continue a LIBOR Loan that fails to comply with the terms hereof or any failure to request a continuation of a LIBOR Loan at the end of an Interest Period shall result in a conversion of such LIBOR Loan to a Base Rate Loan on the last day of the applicable Interest Period and (v) any request for continuation of a LIBOR Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month. Each continuation or conversion must be requested by the Borrower no later than 9:00 a.m. (A) one Business Day prior to the date for a requested conversion of a LIBOR Loan to a Base Rate Loan or (B) three Business Days prior to the date for a requested continuation of a LIBOR Loan or conversion of a Base Rate Loan to a LIBOR Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Administrative Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Loans and (y) if the request is to continue a LIBOR Loan or convert a Base Rate Loan to a LIBOR Loan, the Interest Period applicable thereto.

             (f) Minimum Amounts/Restrictions on Loans. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (i) each LIBOR Loan shall be in a minimum amount of $1,500,000 and in integral multiples of $100,000 in excess thereof, (ii) each Base Rate Loan shall be in a minimum amount of $250,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount and (iii) no more than seven LIBOR Loans shall be outstanding at any one time. For the purposes of this Section 2.1(f), all LIBOR Loans with the same Interest Periods beginning on the same date shall be considered as one LIBOR Loan, but LIBOR Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate LIBOR Loans.

             (g) Notes. The Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Exhibit 2.1(g).

             (h) Increase of Revolving Committed Amount. No later than 90 days prior to the Maturity Date and upon at least 15 days' prior written notice to the Administrative Agent (which notice shall be promptly transmitted by the Administrative Agent to each Lender), the Borrower shall have the right to increase the Revolving Committed Amount; provided that the ability of the Borrower to effect such increase shall be subject to the following terms and conditions:

                    (i) such increase must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 above the then existing Revolving Committed Amount;

                    (ii) the Revolving Committed Amount may not be increased to an amount greater than FOUR HUNDRED MILLION DOLLARS ($400,000,000);

                    (iii) any such increase in the Revolving Committed Amount
             shall be applied, at the option of the Borrower, to (A) upon one or more existing Lenders' written consent, the Commitment of such existing Lenders and/or (B) one or more institutions that is not an existing Lender (each, a "New Lender"); provided that (x) each New Lender is an Eligible Assignee and (y) if applicable, such New Lender becomes a Lender hereunder pursuant to the execution and delivery of an appropriate joinder agreement or of counterparts to this Credit Agreement in a manner acceptable to the Borrower and the Administrative Agent;

                    (iv) if any Loans are outstanding at the time of the
             increase in the

             Revolving Committed Amount, the Borrower shall, if applicable, prepay one or more existing Loans (such prepayment to be subject to Section 3.14) in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount, each Lender will hold its pro rata share (based on its Commitment Percentage of the increased Revolving Committed Amount) of outstanding Loans;

                    (v) the Borrower shall execute and deliver such Note(s) in favor of any New Lenders as are necessary;

                    (vi) Schedule 1.1(a) hereto shall be amended to reflect the revised Commitment Percentages and Commitments of the Lenders; and

                    (vii) the Borrower shall pay such fees to the Administrative
             Agent, for the benefit of the Lenders providing such additional commitments, as determined at the time of such increase.

        2.2 LETTER OF CREDIT SUBFACILITY.

             (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents and any other terms and conditions which the Issuing Lender may require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Credit Agreement) to be given by any Credit Party or conflict with any obligation of, or detract from any action which may be taken by, any Credit Party under this Credit Agreement), the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, from time to time, upon the request of the Borrower, in substantially the form of Exhibit 2.2, to issue (from the Effective Date to 60 days prior to the Maturity Date), in a form acceptable to the Issuing Lender, in Dollars, and the LOC Participants shall participate in, Letters of Credit for the account of the Borrower; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Loans outstanding shall not exceed the Revolving Committed Amount and
        (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Commitment. The Issuing Lender may require the issuance and expiry date of each Letter of Credit to be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance or shall have an expiry date beyond the date 60 days prior to the Maturity Date. Each Letter of Credit (A) shall comply with the related LOC Documents (B) shall be deemed to remain outstanding until it has expired or the original documents evidencing such Letter of Credit have been returned to the Issuing Lender and (z) shall be either
        (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of a member of the Combined Group, or (y) a commercial letter of credit in respect of the purchase of goods or services by a member of the Combined Group in the ordinary course of business.

             The Issuing Lender shall be under no obligation to issue any Letter of Credit if (1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it or (2) the issuance of such letter of Credit would violate one or more policies of the Issuing Lender.

             (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance, or such shorter period as may be agreed to in writing by the Issuing Lender. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the stated amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit and the other LOC Documents.

             (c) Participations.

                    (i) Each LOC Participant acknowledges and confirms that, as of the Effective Date, it automatically has a Participation Interest in the liability of the Issuing Lender under each Existing Letter of Credit in an amount equal to its Commitment Percentage of such Existing Letters of Credit. The Credit Parties' reimbursement obligations in respect of each Existing Letter of Credit, and each LOC Participant's obligations in connection therewith, shall be governed by the terms of this Credit Agreement.

                    (ii) Each LOC Participant, upon issuance of a Letter of
             Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and each LOC Document related thereto and the rights and obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each

             LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Administrative Agent its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) or (e) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

             (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall promptly notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Loan at a per annum rate equal to the rate for Base Rate Loans in the amount of the drawing, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of such Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the rate for Base Rate Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against an Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party or the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 9:00 a.m., otherwise such payment shall be made at or before 11:00 a.m. on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a ratable interest in the Issuing Lender's claim against the Borrower with respect thereto.

             (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan borrowing to reimburse a drawing under a Letter of Credit (as set forth in clause (d) above), the Administrative Agent shall give notice to the applicable Lenders that a Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to a Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in unreimbursed drawings under Letters of Credit; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

             (f) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder; provided that the fees to be paid pursuant to Section 3.4(b)(i) shall only be due if the expiration date of such Letter of Credit is extended or the stated amount thereof increased.

             (g) Applicability of ISP98 and UCP. Unless otherwise expressly stated by the Issuing Lender, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European Single currency (euro)) shall apply to each commercial Letter of Credit.

             (h) Responsibility of Issuing Lender. It is expressly understood and agreed as between the Lenders that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section
        5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

             (i) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

             (j) Indemnification of Issuing Lender.

                    (i) In addition to its other obligations under this Credit
             Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable Attorney Costs) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

                    (ii) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Credit Party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason;
             (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
             (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required to be delivered to the Issuing Lender in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

             (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Credit Parties. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

             (iv) Nothing in this subsection (j) is intended to limit the reimbursement obligation of the Credit Parties contained in this
             Section 2.2. The obligations of the Credit Parties under this subsection (j) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

             (v) Notwithstanding anything to the contrary contained in this subsection (j), the Credit Parties shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender. Nothing in this Credit Agreement shall relieve the Issuing Lender of any liability to the Credit Parties in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code (as applicable).

                                    SECTION 3

          GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

        3.1 INTEREST.

             (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate. All LIBOR Loans shall accrue interest at the Adjusted LIBOR Rate.

             (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to three percent (3%) plus the rate which would otherwise be applicable (or if no rate is applicable, then the rate for Base Rate Loans plus three percent (3%) per annum).

             (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

        3.2 PLACE AND MANNER OF PAYMENTS.

        All payments of principal, interest, fees, expenses and other amounts to be made by the Borrower under this Credit Agreement shall be received not later than 11:00 a.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address or the Issuing Lender at its applicable address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent or Issuing Lender, as applicable, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute any such payment to the Lenders on the day received if such payment is received prior to 11:00 a.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (provided that accrual of interest and fees shall only be through the end of a calendar month).

        3.3 PREPAYMENTS.

             (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) LIBOR Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and any prepayment of LIBOR Loans will be subject to Section 3.14 and
        (ii) each such partial prepayment of Loans shall be in the minimum principal amount of

        $250,000 and integral multiples of $100,000 in excess thereof.

             (b) Mandatory Prepayments.

                    (i) Revolving Committed Amount. If at any time the aggregate amount of Loans outstanding plus LOC Obligations outstanding exceeds the lesser of (A) the Revolving Committed Amount and (B) Facility Availability, the Borrower shall immediately forward to the Administrative Agent an amount such that the amount of Loans outstanding plus LOC Obligations outstanding does not exceed such lesser amount (to be applied as set forth in Section 3.3(c) below).

                    (ii) Asset Dispositions. Upon receipt by any member of the
             Consolidated Group of the proceeds from an Asset Disposition, the Borrower shall immediately forward 100% of the Net Cash Proceeds of such Asset Disposition to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 3.3(c)).

                    (iii) Equity Issuances. Upon receipt by any member of the
             Consolidated Group of the proceeds from an Equity Issuance, the Borrower shall immediately forward 100% of the Net Cash Proceeds of such Equity Issuance to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 3.3(c)); provided that no prepayment shall be required under this Section 3.3(b)(iii) until all amounts outstanding under the Bridge Facility have been paid in full and the commitments thereunder shall have terminated.

                    (iv) Public Debt Issuances. Upon receipt by any member of
             the Consolidated Group of the Net Cash Proceeds from a Public Debt Issuance, the Borrower shall immediately forward 100% of the Net Cash Proceeds of such Public Debt Issuance to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 3.3(c)); provided that no prepayment shall be required under this Section 3.3(b)(iv) until all amounts outstanding under the Bridge Facility have been paid in full and the commitments thereunder shall have terminated.

                    (v) Refinancings. Upon receipt of the Net Cash Proceeds from a Refinancing, the Borrower shall immediately forward 100% of the Net Cash Proceeds of such Refinancing to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 3.3(c)).

                    (vi) Principal Payments on Note Receivables. Upon receipt by any member of the Consolidated Group of principal payments with respect to a Note Receivable, the Borrower shall immediately forward 100% of such principal payments to the Administrative Agent as a prepayment of the Loans (to be applied as set forth in Section 3.3(c)).

             (c) Application of Prepayments. All amounts required to be paid pursuant to this Section 3.3 shall be applied first to Base Rate Loans and second to LIBOR Loans in direct order of Interest Period maturities (in each case without any permanent reduction in the Revolving Committed Amount). All prepayments hereunder shall be subject to Section 3.14.

        3.4 FEES.

             (a) Facility Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender (based on each Lender's Commitment and based on the number of days that each Lender was a Lender during the prior fiscal quarter), a per annum fee equal to the product of (i) the Applicable Percentage for Facility Fees multiplied by (ii) the then Revolving Committed Amount for each day of such fiscal quarter (the "Facility Fees"). The accrued Facility Fees shall commence to accrue on the Effective Date and shall be due and payable in arrears on the first calendar day of each fiscal quarter of the Borrower (as well as on the Maturity Date), beginning with the first of such dates to occur after the Effective Date.

             (b) Letter of Credit Fees.

                    (i) Letter of Credit Fees. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay to the Issuing Lender, for the pro rata benefit of the LOC Participants (based on each LOC Participant's Commitment), a per annum fee with respect to each Letter of Credit (the "Letter of Credit Fees") equal to the Applicable Percentage for LIBOR Loans in effect on the date of issuance of such Letter of Credit on the maximum amount available to be drawn under such Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fees will be payable in full on the date of issuance of the Letter of Credit.

                    (ii) Issuing Lender Fees. In addition to the Letter of
             Credit Fees payable pursuant to subsection (i) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (A) a fee with respect to each Letter of Credit equal to the greater of (x) .125% per annum on the maximum amount available to be drawn under such Letter of Credit and (y) $750, such fee to be paid in full on the date of issuance of the Letter of Credit and (B) the customary, reasonable charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, Letters of Credit (collectively, the "Issuing Lender Fees"). The Issuing Lender Fees will be payable in full on the date of issuance of the Letter of Credit.

             (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent in the Fee Letter.

        3.5 PAYMENT IN FULL AT MATURITY.

             On the Maturity Date, the entire outstanding principal balance of all Loans and all LOC Obligations, together with accrued but unpaid interest, fees and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2.

        3.6 COMPUTATIONS OF INTEREST AND FEES.

             (a) All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

             (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Credit Parties or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

        3.7 PRO RATA TREATMENT.

        Except to the extent otherwise provided herein:

             (a) Loans. Each Loan borrowing, each payment or prepayment of principal of any Loan, each payment of fees (other than the Administrative Fees and the Issuing Lender Fees), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.11) be allocated pro rata among the Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, at the Base Rate plus three percent (3%) per annum.

             (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender until the share of such unreimbursed drawing not funded by such Lender has been repaid; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus three percent (3%) per annum.

        3.8 SHARING OF PAYMENTS.

        The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Credit Parties agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender to the Administrative Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

        3.9 CAPITAL ADEQUACY.

        If, after the date thereof, any Lender determines that the introduction of any law, rule or regulation or other Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        3.10 INABILITY TO DETERMINE INTEREST RATE.

        If the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for such LIBOR

Loan, or (c) the LIBOR Rate for such LIBOR Loan does not adequately and fairly reflect the cost to the Lenders of funding such LIBOR Loan, the Administrative Agent will promptly notify the Borrower and all the Lenders. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of or conversion into a Base Rate Loan in the amount specified therein.

        3.11 ILLEGALITY.

        If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the LIBOR Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.12 REQUIREMENTS OF LAW.

        If any Lender determines that as a result of the introduction of or any change in, or in the interpretation of, any Requirement of Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.13 shall govern) and (ii) reserve requirements utilized in the determination of the LIBOR Rate), then from time to time, within 10 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

        3.13 TAXES.

             (a) Any and all payments by a Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

             (b) In addition, each Credit Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

             (c) If a Credit Party shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, such Credit Party shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

             (d) Each Credit Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.13(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

             (e) Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Credit Parties pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by a Credit Party pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement, (ii) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Credit Parties make any deduction or withholding for taxes from amounts payable to such Lender. If such Lender fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(e), and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section 3.13(e) shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

        3.14 COMPENSATION.

        Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

             (a) any continuation, conversion, payment or prepayment of any LIBOR Loan on a day other than the last day of the Interest Period for such LIBOR Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

             (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a LIBOR Loan) to prepay, borrow, continue or convert any LIBOR Loan on the date or in the amount previously requested by the Borrower.

The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include (a) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be, and the amount of such loss shall be the excess, if any, of (i) interest or other cost to such Lender of the deposit or other source of funding used to make any such LIBOR Loan over (ii) the interest earned (or to be earned) by such Lender upon the re-lending or other re-employment of the amount of such LIBOR Loan for the remainder of its respective Interest Period plus (b) any other loss of anticipated profits and any loss or expense arising from the liquidation or re-employment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained plus (c) $250 plus
(d) any reasonable out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem that it funded each LIBOR Loan made by it at the LIBOR Rate for such LIBOR Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Loan was in fact so funded.

        3.15 DETERMINATION AND SURVIVAL OF PROVISIONS.

        All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all amounts owing hereunder.


                                    SECTION 4

                                    GUARANTY

        4.1 GUARANTY OF PAYMENT.

        Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Obligations whenever arising.

        4.2 OBLIGATIONS UNCONDITIONAL.

        The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any Collateral, if any, hereafter securing the Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right (a) of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Obligations for amounts paid under this Guaranty or (b) to payment of Indebtedness owing by any other Credit Party to such Guarantor until such time as the Obligations have been paid in full, all Commitments under this Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantors further agree to all rights of set-off as set forth in
Section 11.2.

        4.3 MODIFICATIONS.

        Each Guarantor agrees that (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations or the properties subject thereto; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

        4.4 WAIVER OF RIGHTS.

        Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

        4.5 REINSTATEMENT.

        The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

        4.6 REMEDIES.

        The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder may be secured in accordance with the terms of the Pledge Agreement and that the Lenders may exercise their remedies thereunder in accordance with such terms.

        4.7 LIMITATION OF GUARANTY.

        Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents:

             (a) to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code); and

             (b) with respect to any Guarantor that is a partnership, the obligations of such Guarantor under this Section 4 shall (except as identified below) only extend to and be binding upon such partnership Guarantor and its assets, and, other than general partners that are a member of the Consolidated Group, shall in no manner extend to or be binding upon the individual general partners of such Guarantor, whether natural or non-natural Persons.

        4.8 RIGHTS OF CONTRIBUTION.

        The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments terminated.


                                    SECTION 5

                              CONDITIONS PRECEDENT

        5.1 CLOSING CONDITIONS.

        The obligation of the Lenders to enter into this Credit Agreement is subject to satisfaction of the following conditions:

             (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of this Credit Agreement, the Notes, the Pledge Agreement and all other Credit Documents required to be delivered on or before the Effective Date, each in form and substance reasonably acceptable to the Administrative Agent in its sole discretion.

             (b) Authority Documents.

                    (i) Partnership Documents. With respect to each Credit Party that is a partnership, receipt by the Administrative Agent of the following:

                         (A) Authorization. Authorization of the general
                    partner(s) of such Credit Party, as of the Closing Date, approving and adopting the Credit Documents to be executed by such Credit Party, the transactions contemplated herein and therein and the execution, delivery and performance hereof and thereof, certified by such general partner(s) or a secretary or assistant secretary of such general partner(s) to be true, correct and complete as of the Effective Date.

                         (B) Partnership Agreements. A copy of the partnership
                    agreement of such Credit Party, together with all amendments thereto, certified by a general partner of such Credit Party or a secretary or assistant secretary of the general partner(s) to be true, correct and complete as of the Effective Date.

                         (C) Certificates of Good Standing or Existence.
                    Certificates of good standing, existence or their equivalent for such Credit Party issued as of a recent date by the appropriate Governmental Authorities of its jurisdiction of organization and each other state where the failure to qualify or be in good standing would have or would reasonably be expected to have a Material Adverse Effect.

                         (D) Incumbency. An incumbency certificate of the
                    general partner(s) of such Credit Party, certified by a secretary or assistant secretary of such general partner to be true and correct as of the Effective Date.

                    (ii) Corporate Documents. With respect to each Credit Party that is a corporation, receipt by the Administrative Agent of the following:

                         (A) Charter Documents. Copies of the articles or
                    certificate of incorporation or other charter documents of such Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                         (B) Bylaws. A copy of the bylaws of such Credit Party
                    certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                         (C) Resolutions. Copies of resolutions of the board of
                    directors
                    of such Credit Party, approving and adopting the Credit Documents to which it is a party, the transactions contemplated herein and therein and authorizing the execution, delivery and performance hereof and thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Effective Date.

                         (D) Good Standing. (x) Certificates of good standing,
                    existence or their equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect and (y) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                         (E) Incumbency. An incumbency certificate of such
                    Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Effective Date.

                    (iii) Limited Liability Company Documents. With respect to each Credit Party that is a limited liability company, receipt by the Administrative Agent of the following:

                         (A) Certificate of Formation. A copy of the certificate
                    of formation of such Credit Party certified to be true and complete by the appropriate Governmental Authority of the jurisdiction of its formation and certified by the sole or managing member of such Credit Party to be true and correct as of the Effective Date.

                         (B) LLC Agreement. A copy of the LLC Agreement of such
                    Credit Party certified by the sole or managing member of such Credit Party to be true and correct as of the Effective Date.

                         (C) Resolutions. Copies of resolutions of the members
                    or managing members of such Credit Party, as the case may be, approving and adopting the Credit Documents to which it is a party, the transactions contemplated herein and therein and authorizing the execution, delivery and performance hereof and thereof, certified by the sole or managing member of such Credit Party to be true and correct as of the Effective Date.

                         (D) Good Standing. Certificates of good standing,
                    existence or their equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

                    (iv) Trust Documents. With respect to each Credit Party that is a REIT, receipt by the Administrative Agent of the following:

                         (A) Declaration of Trust. A copy of the Declaration of
                    Trust of such Credit Party certified to be true and complete by the appropriate Governmental Authority of the jurisdiction of its formation and certified by the trustee of such Credit Party to be true and correct as of the Effective Date.

                         (B) Bylaws. A copy of the Bylaws of such Credit Party
                    certified by the trustee of such Credit Party to be true and complete as of the Effective Date.

                         (C) Resolutions. Copies of the resolutions of the
                    trustee or Board of Trustees of such Credit Party, as the case may be, approving and adopting the Credit Documents to which it is a party, the transactions contemplated herein and therein and authorizing the execution, delivery and performance hereof and thereof, certified by the trustee of such Credit Party to be true, correct and complete as of the Effective Date.

                         (D) Good Standing. Certificates of good standing,
                    existence or their equivalent with respect to such Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing could have a Material Adverse Effect.

             (c) Opinion of Counsel. Receipt by the Administrative Agent of an opinion or opinions of counsel to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability), in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Effective Date.

             (d) Financial Statements and Projections. Receipt and approval by the Lenders of: (i) the consolidated financial statements of the Consolidated Group for each of the three years ended December 31, 1997, 1998 and 1999, including balance sheets and income and cash flow statements, audited by nationally recognized independent public accountants and containing an unqualified opinion of such firm that such statements present fairly, in all material respects, the consolidated financial position and results of operations of such Person, and are prepared in conformity with GAAP, (ii) interim consolidated financial statements of the Consolidated Group for the six months ended June 30, 2000, including balance sheets and income and cash flow statements, accompanied by a certificate of the chief financial officer of the Borrower to the effect that such interim financial statements fairly present in all material respects the financial condition of the Consolidated Group and have been prepared in accordance with GAAP and
        (iii) financial projections for the Combined Parties and pro forma financial statements and pro forma compliance with the financial covenants set forth in Section 7.2 of the Consolidated Group (on an annual basis through the year ended December 31, 2002), including a balance sheet and income and cash flow statements, giving effect to the Western Acquisition.

             (e) Material Adverse Effect. There shall not have occurred any event or condition since December 31, 1999 that has had or would reasonably be expected to have a Material Adverse Effect.

             (f) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against any member of the Consolidated Group that would have or would reasonably be expected to have a Material Adverse Effect.

             (g) Officer's Certificates. The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower on behalf of the Credit Parties as of the Effective Date stating that (i) each member of the Consolidated Group is in compliance with all existing material financial obligations and all terms and conditions set forth herein, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that purports to affect a member of the Consolidated Group or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding would have or would reasonably be expected to have a Material Adverse Effect, (iii) the financial statements and information delivered pursuant to Section 5.1(d) were prepared in good faith and using reasonable assumptions and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein and therein to occur on such date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (D) the Credit Parties are in compliance on a pro forma basis with each of the financial covenants set forth in Section 7.2 (after giving effect to the Western Acquisition), together with evidence thereof.

             (h) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate completed as of the Effective Date.

             (i) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders and the Administrative Agent, including, without limitation, payment to the Administrative Agent of the fees set forth in the Fee Letter.

             (j) Consents and Approvals. Except for consents from the mortgagees of the Properties set forth on Schedule 6.5, all governmental, shareholder, partner, member and third-party consents and approvals necessary or, in the opinion of the Administrative Agent, desirable in connection with the Loans and the transactions contemplated under the Credit Documents shall have been duly obtained and shall be in full force and effect, including, without limitation, consent to the assumption by a member of the Consolidated Group of the Senior Notes and the Western Mortgage, and a copy of each such consent or approval shall have been delivered to the Administrative Agent upon request of the Administrative Agent.

             (k) Due Diligence. Completion by the Lenders of all due diligence with respect to (i) the Combined Parties, including, but not limited to, a review of all existing Indebtedness of the Combined Parties, (ii) all Properties and (iii) the Western Acquisition, in each case in scope and content reasonably satisfactory to the Lenders.

             (l) Existing Indebtedness. Receipt by the Administrative Agent of satisfactory evidence of the repayment of (i) all loans and obligations under the Existing Credit Agreement and the termination of the commitments thereunder and (ii) all Indebtedness owing by Western and its Subsidiaries prior to the Western Acquisition, other than the Senior Notes and the Western Mortgage.

             (m) Western Acquisition. The Borrower shall have certified and delivered to the Administrative Agent a true, correct and complete copy of all documentation evidencing the Western Acquisition (the "Merger Agreement"). The Merger Agreement shall not have been altered, amended or otherwise changed or supplemented in any material respect or any material condition precedent therein waived, without the prior written consent of the Administrative Agent. The Western Acquisition shall have been consummated in all material respects in accordance with the terms of the Merger Agreement and in compliance with applicable laws and regulatory approvals, and all conditions precedent to the obligations of the Combined Parties under the Merger Agreement shall have been satisfied or, with the prior approval of the Administrative Agent, waived. All filings required by the Merger Agreement shall have been made in accordance with applicable law.

             (n) Personal Property. The Administrative Agent shall have received (in form and substance satisfactory to the Administrative Agent):

                    (i) searches of Uniform Commercial Code filings in each
             jurisdiction where a filing would need to be made in order to perfect the Lenders' security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist with respect to the Collateral;

                    (ii) duly executed Uniform Commercial Code financing
             statements for each appropriate jurisdiction as are necessary, in the Administrative Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

                    (iii) such other documentation with respect to the
             Collateral as may be required by the Collateral Agent in its sole reasonable discretion in order to perfect and protect the Lenders' security interest in the Collateral.

             (o) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities of the Combined Parties.

        5.2 CONDITIONS TO ALL EXTENSIONS OF CREDIT.

        In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

             (a) Delivery of Notice. The Borrower shall have delivered (i) in the case of a Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2

             (b) Representations and Warranties. The representations and warranties made by any Credit Party in any Credit Document are true and correct in all material respects at and as if made as of such date, except to the extent they expressly relate to an earlier date.

             (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto.

             (d) Availability. Immediately after giving effect to the making of the requested Loan (and the application of the proceeds thereof), or the issuance of the requested Letter of Credit, as the case may be, the sum of the aggregate principal amount of Loans outstanding plus LOC Obligations outstanding shall not exceed the lesser of (A) the Revolving Committed Amount and (B) Facility Availability as of such date.

The delivery of each Notice of Borrowing or request for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

        The Credit Parties hereby represent to the Administrative Agent and each Lender that:

        6.1 ORGANIZATION AND GOOD STANDING.

        Each Credit Party (a) is either a partnership, a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own its properties and to carry on its business as now conducted and as currently proposed to be conducted.

        6.2 DUE AUTHORIZATION.

        Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

        6.3 ENFORCEABLE OBLIGATIONS.

        This Credit Agreement and the other Credit Documents have been duly executed and delivered by each Credit Party and constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

        6.4 NO CONFLICTS.

        Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by a Credit Party will (a) violate, contravene or conflict with any provision of its organizational documents, (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulation U or Regulation
X), order, writ, judgment, injunction, decree, license or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (d) result in or require the creation of any Lien upon or with respect to its properties.

        6.5 CONSENTS.

        Except for (a) consents, approvals and authorizations which have been obtained and (b) consents from the mortgagees of the Properties set forth on
Schedule 6.5, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein, including, without limitation, the Western Acquisition, by such Credit Party.

        6.6 FINANCIAL CONDITION.

        The financial statements delivered to the Administrative Agent and the Lenders pursuant to Section 5.1(d) and Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP, (b) present fairly the consolidated financial condition, results of operations and cash flows of the Consolidated Group as of such date and for such periods and (c) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Group. Since December 31, 1999, there has been no sale, transfer or other disposition by any member of the Consolidated Group of any material part of the business or property of the Consolidated Group, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Group, taken as a whole, (other than the Western Acquisition) in each case, which, is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 5.1(d) and Section 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders.

        6.7 NO MATERIAL CHANGE.

        Since December 31, 1999, there has been no development or event relating to or affecting a Combined Party which has had or would be reasonably expected to have a Material Adverse Effect.

        6.8 DISCLOSURE.

        Neither this Credit Agreement, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in light of the circumstances in which made.

        6.9 NO DEFAULT.

        No Combined Party is in default in any material respect under any material contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, other than any default occurring solely as a result of the consummation of the Western Acquisition under the mortgages, loan documents or other agreements with each of the mortgagees of the Properties set forth on Schedule 6.5. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents.

        6.10 LITIGATION.

        There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Credit Party, threatened against, a Combined Party or with respect to its properties or revenues which (a) purport to affect or pertain to this Credit Agreement or the other Credit Documents or the transactions contemplated herein and therein or
(b) would have or would reasonably be expected to have a Material Adverse
Effect.

        6.11 TAXES.

        Each member of the Consolidated Group has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Credit Party is aware of any proposed tax assessments against it or any other member of the Consolidated Group.

        6.12 COMPLIANCE WITH LAW.

        Each Combined Party is in compliance with all Requirements of Law (including, without limitation, but subject to Section 6.20, Environmental Laws) and all material orders, writs, injunctions and decrees applicable to it, or to its properties.

        6.13 LICENSES, ETC.

        The Combined Parties have obtained, and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way, intellectual property rights and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

        6.14 OWNERSHIP OF COLLATERAL; LIENS.

        The Combined Parties have good title in fee simple to all Properties. The Borrower owns the Collateral free and clear of all Liens. No Borrowing Base Property is subject to any Liens other than Liens permitted by Section 8.2(a).

        6.15 INSURANCE.

        The properties of the Consolidated Group are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks, as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the members of the Consolidated Group operate.

        6.16 USE OF PROCEEDS.

        The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.11. No proceeds of the Loans hereunder will be used for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders (or other equity owners), as appropriate, of such Person has approved such acquisition.

        6.17 GOVERNMENT REGULATION.

             (a) No part of the Letters of Credit or proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. No Indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Group. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act, (ii) the Exchange Act or (iii) Regulations T, U or X.

             (b) No member of the Consolidated Group is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, no member of the Consolidated Group is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by an "investment company", or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

             (c) No director, executive officer or principal shareholder of a member of the Consolidated Group is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

        6.18 NO BURDENSOME RESTRICTIONS.

        No Combined Party is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would have or would reasonably be expected to have a Material Adverse Effect.

        6.19 COMPLIANCE WITH ERISA.

        Except as would not result in or be reasonably expected to result in a liability in excess of $500,000:

             (a) (i) No ERISA Event has occurred, and, to the best knowledge of each member of the Consolidated Group and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification; and (v) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

             (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan allocated to such accrued liabilities.

             (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if any such party were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person's knowledge, reasonably expected to be in reorganization, insolvent, or terminated. No member of the Consolidated Group nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

             (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably expected to have a Material Adverse Effect.

             (e) No member of the Consolidated Group nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106. Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

        6.20 ENVIRONMENTAL MATTERS.

             (a) Except as would not or would not reasonably be expected to result in a liability in excess of $200,000:

                    (i) Each of the Properties and all operations at the
             Properties are in material compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated thereon by a Combined Party (the "Businesses"), and there are no conditions relating to the Businesses or Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                    (ii) No member of the Consolidated Group has received any
             written notice of, or written inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any member of the Consolidated Group have knowledge that any such notice is being threatened.

                    (iii) To the knowledge of the Consolidated Group, Hazardous
             Materials have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by, or on behalf or with the permission of, any Combined Party in a manner that would reasonably be expected to give rise to liability under any applicable Environmental Law.

                    (iv) No judicial proceeding or governmental or
             administrative action is pending or, to the knowledge of any member of the Consolidated Group, threatened, under any Environmental Law to which any Combined Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Combined Party, the Properties or the Businesses, in any amount reportable under the federal Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law, except releases in compliance with any Environmental Laws.

                    (v) To the knowledge of the Consolidated Group, there has
             been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of a Combined Party in connection with the Properties or otherwise in connection with the Businesses except in compliance with Environmental Laws.

                    (vi) None of the Properties contains, or to the best
             knowledge of the Consolidated Group, has previously contained, any Hazardous Materials at, on or under the Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                    (vii) No Combined Party has assumed any liability of any
             Person under any Environmental Law.

             (b) Each Combined Party has adopted procedures that are designed to
        (i) ensure that each such Person, any of its operations and each of the Properties owned by such Person remains in compliance with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each such Person, any of its operations and each of the Properties owned by each such Person may have under applicable Environmental Laws.

        6.21 ORGANIZATION STRUCTURE/SUBSIDIARIES.

        Set forth on Schedule 6.21 is a complete and accurate list of all Subsidiaries of the Credit Parties and an accurate organization chart of the Combined Parties. No Credit Party has any Subsidiaries or owns an interest, directly or indirectly, in any Person or joint venture, except as set forth on
Schedule 6.21. Schedule 6.21 shall be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

        6.22 PROPERTIES.

        Set forth on Schedule 6.22 is (a) the name, location and ownership of each Property, (b) the year such Property was built, (c) the total square footage and net rentable square footage of such Property, (d) a complete rent roll for such Property, including name, address and lease expiration date for each lessee and percentage occupancy, (e) operating statements for such property for the fiscal year ended December 31, 1999 and the six months ended June 30, 2000, (f) projected NOI for the next two fiscal year ends for such Properties,
(g) a list of Liens on such Property, if any, including the mortgage balance and maturity date and (h) an identification of all Unencumbered Properties. Schedule
6.22 shall be updated from time to time by the Borrower by giving written notice thereof to the Administrative Agent.

        6.23 SOLVENCY.

        Each Credit Party, is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.




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                                    SECTION 7

                              AFFIRMATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

        7.1 INFORMATION COVENANTS.

        The Borrower will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders:

             (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Consolidated Group, a consolidated balance sheet and income statement of the Consolidated Group as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

             (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of the first three fiscal quarters of the Consolidated Group, (i) a consolidated balance sheet and income statement of the Consolidated Group, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Group and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and (ii) a quarterly operating statement for each Property.

             (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above and within 45 days after the end of the fourth fiscal quarter of the Borrower, a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 by calculation thereof as of the end of each such fiscal period and demonstrating compliance with Sections 8.6, 8.7 and 8.12, (ii)


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

        stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto,
        (iii) attaching quarterly rent rolls, tenant sales performance data (if available) and a leasing activity summary for the most recently ended fiscal quarter for each Borrowing Base Property and (iv) attaching an operating statement for each Property for the most recent fiscal quarter.

             (d) Borrowing Base Certificate. (i) At the time of the delivery of the financial statements provided for in Sections 7.1(a) and (b), (ii) within 45 days after the end of the fourth fiscal quarter of the Consolidated Group, (iii) in accordance with the requirements of Sections 8.5 and 8.12, (iv) at any time the Borrower wishes to add or remove a Borrowing Base Property in accordance with the definition of Borrowing Base Property set forth in Section 1.1 (but, in the case of this clause (iv), no more than once per calendar month), (v) at any time any Borrowing Base Property fails to qualify as a Borrowing Base Property and (vi) at any time, and from time to time, at the request of the Administrative Agent or the Required Lenders, the Borrower shall deliver a Borrowing Base Certificate, setting forth the Borrowing Base and Facility Availability as of such date, together with such supporting data as is required to be attached thereto or as otherwise requested by the Administrative Agent or the Required Lenders.

             (e) Annual Information and Projections. Within 60 days after the end of each fiscal year of the Consolidated Group, projected financial statements (including projected consolidated balance sheets and income and cash flow projections) for the Consolidated Group on a GAAP basis for the next succeeding two fiscal year periods.

             (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any "management letter" submitted by independent accountants to any member of the Consolidated Group in connection with any annual, interim or special audit of the books of such member of the Consolidated Group.

             (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any member of the Consolidated Group shall send to its equityholders generally, (ii) copies of all income tax returns filed by a member of the Consolidated Group as may be requested by the Administrative Agent and (iii) upon the written request of the Administrative Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

             (h) Notices. Upon a Credit Party obtaining knowledge thereof, such Credit Party will give written notice to the Administrative Agent immediately of: (i) the occurrence of an event or condition constituting a Default or Event of Default, stating that such notice is a "notice of default" and specifying the nature and existence thereof and what


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

        action the Credit Parties propose to take with respect thereto, (ii) the adoption by any member of the Consolidated Group of any material change in accounting or financial reporting policies, (iii) any change in either Debt Rating of the Borrower, and (iv) the occurrence of any of the following with respect to any member of the Consolidated Group (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any member of the Consolidated Group which if adversely determined would have or would reasonably be expected to have
        (1) damages in the amount of $200,000 or more or (2) a Material Adverse Effect or (B) the institution of any proceedings against any member of the Consolidated Group with respect to, or the receipt of notice by such Person of potential liability or responsibility for, violation or alleged violation of any federal, state or local law, rule or regulation, including, but not limited to, Environmental Laws.

             (i) ERISA. Upon a member of the Consolidated Group or any ERISA Affiliate obtaining knowledge thereof, such member of the Consolidated Group or ERISA Affiliate will give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within five Business Days) of: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against a member of the Consolidated Group or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which a member of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such member of the Consolidated Group or such ERISA Affiliate with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

             (j) Environmental.

                         (i) Subsequent to a notice from any Governmental
             Authority that would reasonably cause concern or during the existence of an Event of Default, and upon the written request of the Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, an updated report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater


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

             sampling, by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Property and as to the compliance by the Combined Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within seventy-five
             (75) days after receipt of such written request then the Administrative Agent may arrange for same, and the Credit Parties hereby grant, shall cause their Subsidiaries to grant and shall use their best efforts to cause any other Combined Parties to grant to the Administrative Agent and its representatives access to the Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand and added to the Obligations hereunder.

                         (ii) Each member of the Consolidated Group will conduct
             and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Property to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Property to the extent any failure to so comply would have or would reasonably be expected to have a Material Adverse Effect.

             (k) Other Information. With reasonable promptness upon any such request, such other information regarding the Properties or regarding the business, assets or financial condition of the Combined Parties as the Administrative Agent or any Lender may reasonably request.

        7.2 FINANCIAL COVENANTS.

             (a) Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall at all times be greater than or equal to the sum of (i) 85% of the amount of consolidated owners' equity of the Consolidated Group, as determined in accordance with GAAP, as of the date of consummation of the Western Acquisition and after giving effect thereto plus (ii) 85% of the Minority Interests of the Consolidated Group as of the date of consummation of the Western Acquisition and after giving effect thereto plus (iii) 85% of the Net Cash Proceeds from all Equity Issuances occurring on and after the Closing Date.

             (b) Fixed Charge Coverage Ratio. As of the last day of each fiscal quarter of the Consolidated Group, the Fixed Charge Coverage Ratio shall be greater than or equal to 2.0 to 1.0.

             (c) Leverage Ratio. Except as set forth below, the Leverage Ratio shall at all times be less than or equal to 0.50 to 1.0.

        Notwithstanding the above, if, as a direct result of the consummation by any Credit Party of a Significant Acquisition, the Leverage Ratio exceeds .50 to 1.0 but is less than or equal to


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        .55 to 1.0, the Borrower may request in writing to the Administrative
        Agent that the maximum Leverage Ratio increase to .55 to 1.0 for a period not to exceed six months from such request (the "Temporary Leverage Ratio Period"); provided that (a) the Administrative Agent must consent to such increase in its sole discretion (such consent not to be unreasonably withheld) and (b) if the Borrower does request the increase in the maximum Leverage Ratio as set forth above, and the Administrative Agent does so consent, (i) the Borrower must pay the Margin Increase on all outstanding Loans during the Temporary Leverage Ratio Period and
        (ii) during the Temporary Leverage Ratio Period, the Leverage Ratio must at all times be less than or equal to .55 to 1.0.

             (d) Unencumbered Debt Service Coverage Ratio. As of the last day of each fiscal quarter of the Consolidated Group, the Unencumbered Debt Service Coverage Ratio shall be greater than or equal to 2.0 to 1.0.

             (e) Secured Debt Ratio. The Secured Debt Ratio shall at all times be less than or equal to .35 to 1.0.

             (f) Unsecured Debt Ratio. The Unsecured Debt Ratio shall at all times be less than or equal to .50 to 1.0.

        7.3 PRESERVATION OF EXISTENCE.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises, intellectual property and authority except as permitted by Section 8.4. Without limiting the generality of the foregoing, the Borrower will do all things necessary to maintain its status as a REIT.

        7.4 MAINTENANCE OF ASSETS.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, maintain and preserve its Properties and all other assets in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in the Properties and other assets, from time to time, all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, in accordance with normal industry practice.

        7.5 INSURANCE.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) with reputable national companies that are not Affiliates of the Borrower, in such amounts, covering such risks and liabilities and with such deductibles as are in accordance with normal industry practice.



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        7.6 PERFORMANCE OF OBLIGATIONS.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it or its properties may be bound.

        7.7 COMPLIANCE WITH LAW.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, comply in all material respects with all Requirements of Law, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it or its property (including, without limitation, Environmental Laws and ERISA).

        7.8 PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that such Credit Party or any member of the Consolidated Group shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

        7.9 BOOKS AND RECORDS.

        Each of the Credit Parties will, and will cause each member of the Consolidated Group to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

        7.10 AUDITS/INSPECTIONS.

        (a)(i) At all times prior to an Event of Default, upon reasonable (and in any case, no less than 48 hours') notice and during normal business hours and
(ii) at any time and without notice upon the occurrence and during the continuation of an Event of Default, (b) subject to the rights of tenants upon such Property, and (c) at the expense of the Credit Parties, each Credit Party will, will cause its Subsidiaries to, and will use its best efforts to cause any other Combined Party to, permit representatives appointed by the Administrative Agent, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Credit Party's, Subsidiary's or other Combined Party's property, including, without limitation, the Properties, including its books and records, its accounts receivable and equipment, its facilities and its other business assets, and to


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make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent or its representatives to investigate and verify the accuracy of information provided to it or to the Lenders, and to discuss all such matters with the officers, employees and representatives of the Credit Parties, the members of the Consolidated Group and any other Combined Party.

        7.11 USE OF PROCEEDS.

        The Borrower will use the proceeds of the Loans solely for (a) general working capital in the ordinary course, (b) to fund acquisitions, development and construction of, and improvements to, Properties, (c) refinancing existing and future Indebtedness, including the repayment of Indebtedness in connection with the Western Acquisition, and (d) for other lawful corporate purposes. The Borrower will use the Letters of Credit solely for the purposes set forth in
Section 2.2.

        7.12 ADDITIONAL CREDIT PARTIES.

        Prior to adding a Property to the Borrowing Base, the Borrower shall notify the Administrative Agent and, if the owner of such Property is not already a Credit Party, shall cause such Person to: (a) execute a Joinder Agreement in substantially the form of Exhibit 7.12 and (b) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, information regarding the Properties owned by such Person, including title and environmental reports, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above) in each case in form and substance acceptable to the Administrative Agent.

        7.13 DISTRIBUTIONS FROM DOWN-REITs.

        The Borrower shall, from time to time, upon the request of the Administrative Agent, take all actions that it is legally entitled to take to cause each Down-REIT that is the owner of a Borrowing Base Property to make a distribution to its equity owners, including the Borrower, of all funds then legally available for distribution.

        7.14 CONSENTS.

        On or before 90 days after the Closing Date, the Borrower shall obtain the consent of each of the mortgagees of the Properties set forth on Schedule
6.5 and take such other action as may be necessary to ensure that any default under any mortgage, loan document or other agreement with such mortgagee as a result of the consummation of the Western Acquisition and/or the failure to obtain such consents prior to such consummation is cured and ceases to exist.



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                                    SECTION 8

                               NEGATIVE COVENANTS

        Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

        8.1 INDEBTEDNESS.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, contract, create, incur, assume or permit to exist any Indebtedness, except:

             (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

             (b) Indebtedness arising under the Bridge Facility;

             (c) Indebtedness owing from one Credit Party to another Credit
        Party;

             (d) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

             (e) Indebtedness that is secured by Properties (other than Borrowing Base Properties) but that is non-recourse to any member of the Consolidated Group;

             (f) the Senior Notes or other senior unsecured notes of the Borrower issued as a Public Debt Issuance, as long as the proceeds thereof are forwarded to the Administrative Agent as a mandatory prepayment in accordance with Section 3.3(b)(iv); and

             (g) that certain letter of credit, dated as of November 13, 2000, in the stated amount of $3,476,800, issued to Marc Paul, Inc. as beneficiary by Sanwa Bank California for the account of the Borrower.

        8.2 LIENS.

        No Credit Party will, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist:

             (a) any Lien with respect to any Borrowing Base Property, except for the following permissible Liens:

                    (i) Liens for taxes not yet due or Liens for taxes being
             contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject


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

             to any such Lien is not yet subject to foreclosure, sale or loss on account thereof); and

                    (ii) Liens in respect of such Borrowing Base Property
             imposed by law arising in the ordinary course of business such as materialmens', mechanics', warehousemens', carriers', and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof).

             (b) any Lien, other than in favor of the Administrative Agent, for the benefit of the Lenders, with respect to the Collateral.

        8.3 NATURE OF BUSINESS.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, alter the character of its business from that of the investment in, and leasing and operation of, retail commercial real estate.

        8.4 CONSOLIDATION AND MERGER.

        Except as set forth below, no Credit Party will, nor will it permit any member of the Consolidated Group to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). Notwithstanding the foregoing, (a) any Credit Party may be merged or consolidated with or into another Credit Party, (b) a Person may be merged with or into a Credit Party or (c) any member of the Consolidated Group that is not a Credit Party may merge with or into another Person that is not a Credit Party; provided that (i) if the transaction is between the Borrower and another Person, the Borrower shall be the continuing or surviving entity;
(ii) if that transaction is between a Credit Party and a Person that is not a Credit Party, the Credit Party shall be the surviving entity; (iii) the Administrative Agent shall be given 30 days prior written notice of any such action; (iv) the Credit Parties shall execute and deliver such documents, instruments, certificates and opinions in connection therewith as the Administrative Agent may reasonably request; and (v) after giving effect thereto, (A) the Lenders shall continue to have a perfected, first priority Lien upon the Collateral and (B) no Default or Event of Default shall exist.

        8.5 SALE OR LEASE OF ASSETS.

        No Property may be conveyed, sold, leased, transferred or otherwise disposed of except if, after giving effect thereto, (i) the Credit Parties are in compliance on a pro forma basis with the financial covenants set forth in
Section 7.2, (ii) no Default or Event of Default exists and (iii) if such Property is a Borrowing Base Property, the Borrower provides the Administrative Agent with an updated Borrowing Base Certificate reflecting the sale of such Property. The Consolidated Group will not sell, or agree to sell, all or substantially all of their assets.



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        8.6 INVESTMENTS.

        During the term of this Credit Agreement, no Credit Party will, nor will it permit any member of the Consolidated Group to, make Investments that exceed, in the aggregate, 15% of Total Assets as calculated as of the end of the most recent fiscal quarter.

        8.7 RESTRICTED PAYMENTS.

             (a) No Credit Party will, nor will it permit any member of the Consolidated Group to, directly or indirectly, declare or pay any dividends or make any other distribution upon any of its Capital Stock in any fiscal quarter that exceed, in the aggregate, the lesser of (i) 100% of Funds From Operations for such quarter and (ii) 95% of the average quarterly Funds From Operations for the immediately preceding four fiscal quarters; provided that (i) any Subsidiary of a Credit Party may pay dividends or make distributions to its parent and (ii) the Borrower may pay such dividends as is necessary to maintain its status as a REIT.

             (b) Other than as may be necessary in connection with the conversion of operating partnership units or operating limited liability company units, as the case may be, of: (i) Pan Pacific (Portland), LLC,
        (ii) Pan Pacific (Rancho Las Palmas), LLC, (iii) Pan Pacific (Kienow), L.P. or (iv) Pan Pacific (Pinecreek), L.P., no Credit Party will, nor will it permit any member of the Consolidated Group to, at any time purchase, redeem or otherwise acquire or retire or make any provisions for the redemption, acquisition or retirement of any of its Capital Stock of any type or class or any warrants or options to purchase any such Capital Stock.

        8.8 TRANSACTIONS WITH AFFILIATES.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary, Combined Party or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary, Combined Party or Affiliate.

        8.9 FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, (a) change its fiscal year or (b) change its organizational or formation documents in any manner that would have an adverse effect on the rights of the Lenders under the Credit Documents; provided that (i) the Borrower may take such action, with prior written notice to the Administrative Agent, as is necessary to maintain its status as a REIT and (ii) the Credit Parties will provide prompt written notice of any change made in compliance with the terms of this Section 8.9.

        8.10 NO LIMITATIONS.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, directly


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or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a)(i) pay dividends or make any other distribution of any of such Person's Capital Stock, (ii) pay any Indebtedness owed to the Borrower or any other Credit Party, (iii) make loans or advances to any Credit Party or (iv) transfer any of its property to any Credit Party, or
(b) repay or prepay the Loans and other Obligations or to perform its obligations hereunder and under the other Credit Documents.

        8.11 OTHER NEGATIVE PLEDGES.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its Properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation except as provided under the Credit Documents.

        8.12 CONSTRUCTION AND DEVELOPMENT.

        No Credit Party will, nor will it permit any member of the Consolidated Group to, at any time (a) commit to, commence or continue or (b) make an Investment in any Combined Party that is committed to, commencing or continuing, construction of any improvements on any undeveloped or partially developed Property or Properties, if the sum, without duplication, of (i) with respect to clause (a) above, the aggregate cost to date of all such construction, together with the aggregate estimated cost to complete such construction, plus (ii) with respect to clause (b) above, the aggregate Investments to date, together with the required or estimated future Investments of members of the Consolidated Group in all such Combined Parties, would exceed 10% of the Aggregate Adjusted Current Value. Furthermore, if the limitation set forth in this Section 8.12 shall cause a Combined Party to cease construction of or development on a Borrowing Base Development Property, such Development Property shall be excluded from the Borrowing Base and the Borrower shall provide the Administrative Agent with a Borrowing Base Certificate reflecting such exclusion.

                                    SECTION 9

                                EVENTS OF DEFAULT

        9.1 EVENTS OF DEFAULT.

        An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

             (a) Payment. The Credit Parties shall default in the payment (i) when due of any principal amount of any Loans or any reimbursement obligation arising from drawings under Letters of Credit or (ii) within five days of when due of any interest, fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.



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

             (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

             (c) Covenants. Any Credit Party shall:

                         (i) default in the due performance or observance of any
             term, covenant or agreement contained in Sections 7.2, 7.3, 7.7, 7.10, 7.11 or 8.1 through 8.12 inclusive; provided that if the Credit Parties fail to comply with Section 7.2(c) solely as a result of a change in the Applicable Cap Rate by the Lenders, a Default or an Event of Default shall not exist unless the Credit Parties also fail to comply with Section 7.2(c) as of the last day of any subsequent fiscal quarter of the Consolidated Group;

                         (ii) default in the due performance or observance by it
             of any term, covenant or agreement contained in Section 7.1 and such default shall continue unremedied for a period of five Business Days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

                         (iii) default in the due performance or observance by
             it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

             (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, or (ii) any Credit Document (or any provision of any Credit Document, including Section 4 of this Credit Agreement) shall fail to be in full force and effect or any Credit Party shall so assert or any Credit Document shall fail to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

             (e) Bankruptcy, etc. The occurrence of any of the following with respect to any member of the Consolidated Group (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of any member of the Consolidated Group in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of any member of the Consolidated Group



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        or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against any member of the Consolidated Group and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) any member of the Consolidated Group shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; (iv) any member of the Consolidated Group shall admit in writing its inability to pay its debts generally as they become due; or (v) any writ or warrant of attachment or execution or similar process shall be issued or levied against all or any material part of the property of any member of the Consolidated Group and is not released, vacated or fully bonded within 30 days after its issue or levy.

             (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of any member of the Consolidated Group: (i) such member of the Consolidated Group shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance of any term, covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or
        (iii) any such Indebtedness shall mature and remain unpaid; provided that, notwithstanding anything to the contrary in this subsection 9.1(f), a default under the Indebtedness owed to each of the mortgagees of the Properties set forth on Schedule 6.5 shall not be deemed an Event of Default hereunder if such default (x) occurs solely as a result of the consummation of the Western Acquisition and (y) ceases to exist on or before 90 days following the Closing Date.

             (g) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more members of the Consolidated Group (i) involving a liability of $500,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) or (ii) that would have or would reasonably be expected to have a Material Adverse Effect, and such judgments, orders or decrees (A) are the subject of any enforcement proceeding commenced by any creditor or (B) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (x) the last day on which such judgment, order or decree becomes final and unappealable or (y) 45 days.



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             (h) ERISA Events. The occurrence of any of the following events or conditions if such event or occurrence would, or would reasonably be likely to, result in liability in excess of $500,000: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) a member of the Consolidated Group or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.

             (i) Ownership. There shall occur a Change of Control.

             (j) Management. Stuart Tanz is no longer President and Chief Executive Officer of, or is no longer active in the business of, the Borrower.

             (k) REIT Status. The Borrower does not maintain its REIT status or is no longer deemed to be a REIT.

             (l) Bridge Facility. An Event of Default (as defined in the Bridge Facility) shall occur.

        9.2 ACCELERATION; REMEDIES.

        Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Administrative Agent may, or, upon the request and direction of the Required Lenders, shall, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

             (a) Termination of Commitments. Declare the Commitments terminated



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        whereupon the Commitments shall be immediately terminated.

             (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other Indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

             (c) Cash Collateral. Direct the Credit Parties to pay (and the Credit Parties agree that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), they will immediately pay) to the Administrative Agent additional cash, to be held by the Administrative Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

             (d) Sale of Down-REIT Properties. Direct the Borrower to (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), the Borrower will) immediately use all legal and available means to: (i) cause the sale of all Borrowing Base Properties owned by Down-REITs and (ii) forward the Net Cash Proceeds from such sales to the Administrative Agent for distribution to the Lenders pursuant to Section 9.3.

             (e) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing against a Guarantor, all rights of set-off and all rights under the Pledge Agreement and with respect to the Collateral.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees, all reimbursement obligations under Letters of Credit and all other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the delegation by the Lenders of certain enforcement powers to the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.



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        9.3 ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

        Notwithstanding any other provisions of this Credit Agreement, upon the occurrence and during the continuation of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents, or in respect of the Collateral, shall be paid over or delivered as follows:

             FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable Attorney Costs) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Administrative Agent with respect to the Collateral pursuant to the Pledge Agreement;

             SECOND, to payment of any fees owed to the Administrative Agent;

             THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable Attorney Costs) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

             FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

             FIFTH, to the payment of the outstanding principal amount of the Loans, and unreimbursed drawings under Letters of Credit, to the payment or cash collateralization of the outstanding LOC Obligations pro rata, as set forth below;

             SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

             SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations owed to such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 9.3.



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                                   SECTION 10

                                AGENCY PROVISIONS

        10.1 APPOINTMENT.

             (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

             (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

             (c) First Union National Bank, in its capacity as Syndication Agent, U.S. Bank, National Association, in its capacity as Documentation Agent, and Dresdner Bank AG, New York and Grand Cayman Branches, Guaranty Federal Bank, F.S.B., and Wells Fargo Bank, N.A., in their respective capacities as Co-Agents, shall have no duties or obligations whatsoever under this Credit Agreement or the other Credit Documents.

        10.2 DELEGATION OF DUTIES.

        The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be



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entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        10.3 EXCULPATORY PROVISIONS.

        No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

        10.4 RELIANCE ON COMMUNICATIONS.

             (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall,



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        and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

             (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        10.5 NOTICE OF DEFAULT.

        The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        10.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

        Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished



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to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        10.7 INDEMNIFICATION.

        Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's gross negligence or willful misconduct; it being understood that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        10.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

        Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.



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        10.9 SUCCESSOR AGENT.

        The Administrative Agent may, and, at the request of the Required Lenders, with good cause, shall, resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and
11.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. For the purpose of removing the Administrative Agent pursuant to this Section 10.9, the definition of Required Lenders shall mean solely those Lenders whose Credit Exposure constitutes more than 66 2/3% of the Credit Exposure of all Lenders at such time.



                                   SECTION 11

                                  MISCELLANEOUS

        11.1 NOTICES.

        Except as otherwise expressly provided herein, all notices and other communications shall be deemed to have been duly given and shall be effective
(a) when delivered, (b) when electronic confirmation of a transmission via telecopy (or other facsimile device) is received from such device by the sender thereof, (c) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

        11.2 RIGHT OF SET-OFF, AUTOMATIC DEBITS.

             (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Sections 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

             (b) In addition to clause (a) above, with respect to any principal or interest payment, fee, or any other cost or expense (including Attorney Costs), due and payable to the Administrative Agent or the Lenders under the Credit Documents, the Credit Parties hereby irrevocably authorize and direct the Administrative Agent to debit any deposit account of the Credit Parties with the Administrative Agent (as one of the Lenders) in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such payment, fee, or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the payment, fee, other cost or expense then due, such debits will be reversed (in whole or in part, in the Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section 11.2(b) shall be deemed a set-off.

        11.3 BENEFIT OF AGREEMENT.

             (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
        Section 11.3.

             (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that:

                    (i) each such assignment shall be to an Eligible Assignee;

                    (ii) except (A) in the case of an assignment to another
             Lender, (B) in the case of an assignment of all of a Lender's rights and obligations under this Credit Agreement, or (C) with the consent of the Administrative Agent and the Borrower, any such partial assignment shall be in an amount at least equal to $10,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) or an integral multiple of $1,000,000 in excess thereof;

                    (iii) each such assignment by a Lender shall be of a
             constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes; and

                    (iv) the parties to such assignment shall execute and
             deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3, together with a processing fee from the assignor of $3,500.

        Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee and cancelled Notes are returned to the Borrower. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

        By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assigning Lender and such assignee each represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

             (c) Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3, (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

             (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged,
        (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the right of set-off contained in
        Section 11.2, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and (v) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, increasing its Commitment (other than any such increase pursuant to Section 2.1(h)) or releasing the Borrower or all or substantially all of the Guarantors from their respective obligations under the Credit Documents).

             (f) Nonrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

             (g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of
        Section 11.16.

        11.4 NO WAIVER; REMEDIES CUMULATIVE.

        No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Credit Parties and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

        11.5 PAYMENT OF EXPENSES; INDEMNIFICATION.

        The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agent Related Persons in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (ii) the Agent Related Persons and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable Attorneys' Costs of the Administrative Agent and each of the Lenders and (B) any bankruptcy or insolvency proceeding of any member of the Consolidated Group, and (b) indemnify the Agent Related Persons and each Lender, its officers, directors, employees, representatives, counsel and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not such Agent Related Person or any Lender is a party thereto) related to (x) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, reasonable Attorneys' Costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (y) any Environmental Claim and (z) any claims for Taxes (all of the foregoing, collectively, "Indemnified Liabilities").

        11.6 AMENDMENTS, WAIVERS AND CONSENTS.

        Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders; provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby:

             (a) extend the final maturity of any Loan or any portion thereof or postpone any other date fixed for any payment of principal;

             (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or fees hereunder;

             (c) reduce or waive the principal amount of any Loan;

             (d) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

             (e) consent to the transfer by the Borrower of or release the Borrower from its obligations, or consent to the transfer by any Guarantor of or release all or substantially all of the Guarantors from its or their obligations, under the Credit Documents;

             (f) amend, modify or waive any provision of this Section 11.6 or
        Section 3.4, 3.7, 3.8, 5.2, 9.1(a), 11.2, 11.3 or 11.5 or amend or modify the definition of Borrowing Base, Borrowing Base Property, Development Property or Income Property; or

             (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

No provision of Section 2.2 or Section 10.1(b) may be amended or modified without the consent of the Issuing Lender. No provision of Section 10 may be amended or modified without the consent of the Administrative Agent.

It is understood and agreed that each Lender shall be given no less than five Business Days written notice of any request for an amendment, waiver or consent under this Credit Agreement or any of the other Credit Documents.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

        11.7 COUNTERPARTS/TELECOPY.

        This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

        11.8 HEADINGS.

        The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

        11.9 DEFAULTING LENDER.

        Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

        11.10 SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND WARRANTIES.

        All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans and other Obligations and the termination of the Commitments hereunder.

        11.11 GOVERNING LAW.

             (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES

        HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

        11.12 WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

        EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. Each Credit Party agrees not to assert any claim against the Administrative Agent, the Issuing Lender, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

        11.13 SEVERABILITY.

        If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

        11.14 ENTIRETY.

        This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

        11.15 BINDING EFFECT.

             (a) This Credit Agreement shall become effective at such time as all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Credit Parties and the Administrative Agent, and the Administrative Agent shall have received copies hereof (by telecopy or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent and each Lender and their respective successors and assigns. Upon this Credit Agreement becoming effective, the Existing Credit Agreement shall be deemed terminated and the Credit Parties and the lenders party to the Existing Credit Agreement shall no longer have any obligations thereunder (other than those obligations in the Existing Credit Agreement that expressly survive the termination of the Existing Credit Agreement).

             (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, LOC Obligations, interest, fees and other

        Obligations have been paid in full and all Commitments and Letters of Credit have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or Lender in connection therewith shall be deemed included as part of the Obligations.

        11.16 CONFIDENTIALITY.

        Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested or required by any Governmental Authority; (c) to the extent required by Requirements of Law or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.16, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Credit Agreement or
(ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of any Credit Party; (g) with the consent of the applicable Person; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.16 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the applicable Person; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section 11.16, "Information" means all information received from a Credit Party or any Affiliate of a Credit Party relating to such Person or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Person; provided that, in the case of information received from such Person after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        11.17 FURTHER ASSURANCES.

        The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions as are necessary to carry out the intent of this Credit Agreement and the other Credit Documents, including, without limitation, as is necessary, in the sole discretion of the Administrative Agent, to maintain a perfected first priority security interest in and Lien upon the Collateral.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.


BORROWER:                    PAN PACIFIC RETAIL PROPERTIES, INC.,
                             a Maryland corporation


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

GUARANTOR:                   PAN PACIFIC DEVELOPMENT (TENNESSEE), L.P.,
                             a Delaware limited partnership

                                      By: Pan Pacific Development (Tennessee)
                                          Acquisition, Inc., its general partner

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

GUARANTOR:                   PAN PACIFIC (MARINA VILLAGE), LLC,
                             a Nevada limited liability company

                                      By: Pan Pacific Retail Properties, Inc.,
                                          its sole member

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

GUARANTOR:                   PAN PACIFIC (CABLE PARK), LLC,
                             a Nevada limited liability company

                                      By: Pan Pacific Retail Properties, Inc.,
                                          its sole member

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

GUARANTOR:                   GW NO. 100, a California general partnership

                                      By: Pan Pacific Retail Properties, Inc.,
                                          its general partner

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.



LENDERS:

                                      BANK OF AMERICA, N.A., acting in its
                                      capacity as Administrative Agent and
                                      individually as a Lender


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.

                                      DRESDNER BANK AG, NEW YORK AND
                                      GRAND CAYMAN BRANCHES


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.


                                      FIRST UNION NATIONAL BANK



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.


                                      GUARANTY FEDERAL BANK, F.S.B.


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.


                                      KEYBANK NATIONAL ASSOCIATION


                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.



                                      SANWA BANK CALIFORNIA



                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.



                                      U.S. BANK  NATIONAL ASSOCIATION

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------

                  Signature Page to Revolving Credit Agreement
                     for Pan Pacific Retail Properties, Inc.



                                      WELLS FARGO BANK, N.A.

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------